                                                                 EXHIBIT 10.9(A)

                           SECOND AMENDED AND RESTATED

                       REDUCING REVOLVING CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED REDUCING REVOLVING CREDIT AGREEMENT is entered into as of February 12, 1998 among CINEMARK USA, Inc., a Texas corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Administrative Agent"), NationsBank of Texas, N.A. as syndication agent (in such capacity, the "Syndication Agent") and BankBoston, N.A., The Bank of Nova Scotia, CIBC Inc. and Fleet Bank, as Co-Agents (in such capacity, the "Co-Agents").

                                     RECITAL

         The Banks desire to amend and restate the Existing Credit Facility on the terms and conditions set forth herein by making available to the Company a reducing revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the voting interest of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

         "Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, the Syndication Agent, the Co-Agents and the Arrangers together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitment" means the combined Commitments of the Banks in the amount of $350,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

         "Agreement" means this Second Amended and Restated Reducing Revolving Credit Agreement, as amended, modified, supplemented or waived from time to time in accordance with the terms hereof.

         "Annualized Cash Flow" means, for any period, for the Company and its Restricted Subsidiaries, Cash Flow for such period plus (a) Proforma Cash Flow for Annualized Theatres less (b) Cash Flow from Annualized Theatres; provided, however, that if during the period for which Annualized Cash Flow is being determined, the Company or any of its Restricted Subsidiaries shall have acquired any assets identified to the Administrative Agent other than assets acquired as a result of Capital Expenditures made in the ordinary course of business (including without limitation acquisition by merger or consolidation) or Disposed of assets, the Cash Flow of the Company and its Restricted Subsidiaries shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

         "Annualized Theatres" means, for any period, newly constructed theatres identified to the Administrative Agent that have had more than one complete quarter of operation, but less than four complete quarters of operation (each, an "Annualized Theatre").

         "Applicable Amount" means, subject, with respect to Offshore Rate Loans, to the provisos immediately following the table, the basis points per annum specified below applicable to interest rates and the Commitment fee opposite the applicable ratio of Total Indebtedness to Annualized Cash Flow, as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 4.1(h) or 6.2(a):

-------------------------------------------------------------------------------
                           In basis points per annum
-------------------------------------------------------------------------------
   Ratio of Total
  Indebtedness to
  Annualized Cash     Offshore Rate             Base Rate           Commitment
      Flow               Loans                    Loans                 Fee
-------------------------------------------------------------------------------
x > or = 5.50            200.00                   75.00               37.50
-------------------------------------------------------------------------------
4.75 pound x < 5.50      175.00                   50.00               35.00
-------------------------------------------------------------------------------
4.00 pound x < 4.75      150.00                   25.00               32.50
-------------------------------------------------------------------------------
3.50 pound x < 4.00      125.00                    0.00               30.00
-------------------------------------------------------------------------------
3.00 pound x < 3.50      100.00.                   0.00               27.50
-------------------------------------------------------------------------------
2.50 pound x < 3.00       75.00                    0.00               22.50
-------------------------------------------------------------------------------
2.00 pound x < 2.50       62.50                    0.00               20.00
-------------------------------------------------------------------------------
x < 2.00                  50.00                    0.00               18.75
-------------------------------------------------------------------------------

provided, however, that any time the ratio of Senior Indebtedness to Annualized Cash Flow is (a) less than 2.50 to 1, but greater than or equal to 1.75 to 1, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 12.50 basis points per annum, or (b) less than 1.75 to 1, each amount set forth above under the heading "Offshore Rate Loans" shall be reduced by 25 basis points per annum.

         The Applicable Amount shall be in effect from the date the most recent certificate delivered pursuant to Section 4.1(h) or 6.2(a) is received by the Administrative Agent to but excluding the date the next such certificate is received; provided, however, that if the Company fails to timely deliver the next such certificate, the Applicable Amount from date such certificate was due to but excluding the date such certificate is received by the Administrative Agent (the "Delinquent Period") shall be the higher of (a) the Applicable Amount already in effect and (b) the Applicable Amount as set forth in such certificate when received, retroactively applied to the Delinquent Period.

         "Approved Sale-Leaseback Transaction" means the sale-leaseback of theatre properties contemplated by the Equity Offering Memorandum dated December 1997 prepared by Morgan Stanley & Co., Incorporated. not exceeding $150,000,000.

         "Arrangers" means BancAmerica Robertson Stephens and NationsBanc Montgomery Securities LLC (individually, an "Arranger").

         "Assignee" has the meaning specified in Section 10.8(a).

         "Bank" has the meanings specified in the introductory clause hereto, and any successors to, and permitted assigns of, such Banks. Unless the context otherwise clearly requires, "Bank" includes any such institution, or any Affiliate of such institution, in its capacity as a counterparty under any Swap Contract.

         "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. ss. 101, et seq.).

         "Base Rate" means the higher of: (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BofA" means Bank of America National Trust and Savings Association, a national banking association, and any successors thereto under this Agreement.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Banks pursuant to Section 2.

         "Borrowing Date" means the date a Borrowing is made.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Restricted Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

         "Capital Lease" has the meaning specified in the definition of Capital Lease Obligations.

         "Capital Lease Obligations" means all monetary obligations of the Company or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

         "Capital Stock" of any Person means (a) any and all shares, interest, participations or other equivalents (however designated) of such Persons' capital stock and any warrants, options and similar rights to acquire such capital stock, (b) in the case of a partnership, partnership interests (whether general or limited) and (c) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions or assets of, the issuing Person.

         "Cash Equivalents" means any Investment in the following kinds of instruments:

         (a) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company or any Restricted

Subsidiary of the Company, the remaining term to maturity or interest rate adjustment is not more than two years;

         (b) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province thereof, provided that (1) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (2) such depository institution or trust company has, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a person or entity other than such institution) of such institution, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both Standard & Poor's Rating Group ("S&P") and Moody's Investor Service, Inc. ("Moody's");

         (c) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, credit ratings of at least A-1 by S&P and P-1 by Moody's;

         (d) money market mutual or similar funds having assets in excess of $100,000,000;

         (e) readily marketable debt obligations issued by any corporation, if at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment (1) the remaining term to maturity is not more than two years and (2) such debt obligations are rated in one of the two highest rating categories of both S&P and Moody's;

         (f) demand or time deposit accounts used in the ordinary course of business with commercial banks the balances in which are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto or any Canadian equivalent thereof; and

         (g) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, Canada or any province; provided that such commercial bank has, at the time of the Company's or such Restricted Subsidiary's Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a person or entity other than such institution) of such institution, at the time of the Company's or such Restricted Subsidiary's Investment therein are rated in the highest rating category of both

S&P and Moody's. In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Majority Banks, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

         "Cash Flow" means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, or, as applicable, with respect to certain properties or assets, determined in accordance with GAAP, the sum of (a) net income (or net loss) plus (b) all amounts treated as expenses for depreciation and Consolidated Interest Expense (including amortization of debt issue costs) and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss) plus (d) increases in deferred lease expense, plus (e) other non cash items reducing net income, plus (f) compensation expense related to tax payment plans implemented by the Company from time to time in connection with the exercise and/or repurchase of stock options or the repurchase of any shares of common stock issued upon the exercise of any such option which, net of the related tax benefit, does not exceed $5,000,000 in the aggregate less (g) decreases in deferred lease expense, less (h) interest income; provided, however, that net income (or loss) shall be computed for these purposes without giving effect to (i) gains or losses on Dispositions, (ii) extraordinary losses or extraordinary gains, or (iii) the net income (or net loss) of any Person that is not a Restricted Subsidiary or that is accounted by such Person by the equity method of accounting except that the Company's equity in the net income of any such Person for any such period or any previous period shall be so included only up to the aggregate amount of cash dividends or distributions paid to the Company or any of its Restricted Subsidiaries.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Change in Control Event" means:

         (a) the acquisition, including through merger, consolidation or otherwise, by any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange
Act) thereof, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of, (i) the outstanding shares of common stock of the Company or Cinemark Theatres Holdings or (ii) the total voting power of all classes of Capital Stock of the Company or Cinemark Theatres Holdings entitled to vote generally in the election of directors; or

         (b) the election by any Person or Group, together with all affiliates and associates thereof, of a sufficient number of its or their nominees to the Board of Directors of the Company or Cinemark Theatres Holdings such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates or associates of such Person or Group, shall constitute a majority of such Board of Directors;

provided, however, that, for purposes of this definition, the terms "Person" and "Group" shall be deemed not to include (v) the Company or Cinemark Theatres Holdings, (w) any Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary, (x) the Mitchell Family, (y) any group which includes any member or members of the Mitchell Family if a majority of the Capital Stock of the Company or Cinemark Theatres Holdings held by such group is beneficially owned (including the power to vote such Capital Stock of the Company or Cinemark Theatres Holdings) by such member or members or by one or more affiliates at least 80% of the equity interests of which are owned by such member or members or (z) Cypress Merchant Banking Partners L.P. or Cypress Pictures Ltd.; provided, further, that, the term "Change of Control" shall be deemed not to include any transaction or series of transactions that results in the Capital Stock of the Company or Cinemark Theatres Holdings being held by one or more Persons if the beneficial ownership, direct or indirect, of the Company or Cinemark Theatres Holdings after such transaction or series of transactions is substantially the same as the beneficial ownership, direct or indirect, of the Company or Cinemark Theatres Holdings prior to such transaction or transactions.

         "Cinemark International" means Cinemark International, Inc. a Texas corporation.

         "Cinemark International Credit Agreement" means the Credit Agreement dated as of November 18, 1997 among Cinemark International, the banks from time to time party thereto and Bank of America National Trust and Savings Association, as administrative agent, as amended, modified, supplemented or waived from time to time.

         "Cinemark International Letter of Responsibility" means the letter of responsibility, as amended from time to time, executed and delivered by the Company in favor of the lender(s) or agent for the lender(s) under the Cinemark International Credit Agreement.

         "Cinemark Theatres Holdings" means Cinemark Theatres Holdings, Inc., a Delaware corporation formed as contemplated by the Recapitalization Agreements.

         "Cinemark Theatres Holdings Pledge Agreement" means the Cinemark Theatres Holdings Pledge Agreement substantially in the form of Exhibit C-2, as amended, supplemented, modified, renewed and replaced from time to time.

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Pledgors upon which a Lien now or hereafter exists in favor of the Banks, or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Administrative Agent or the Banks, for the purpose of securing the Obligations.

         "Collateral Documents" means, collectively, (a) the Pledge Agreements and all other security agreements, and other similar agreements between any Person and the Administrative Agent now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against any Person as debtor in favor of the Administrative Agent for the benefit of itself and the Banks, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment", with respect to each Bank, has the meaning specified in
Section 2.1.

         "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense paid or due to be paid during such period.

         "Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period determined in accordance with GAAP (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments and amortization of debt issue costs) for the Company and its Restricted Subsidiaries, plus (a) the portion of the upfront costs and expenses for Swap Contracts of the Company and its Restricted Subsidiaries (to the extent not included in gross consolidated interest expense) fairly allocated to such Swap Contracts as expenses for such period, and (b) capitalized interest of the Company and its Restricted Subsidiaries for the period.

         "Consolidated Tangible Assets" means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises and research and development costs.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (other than a Restricted Subsidiary) (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or (e) in respect of any Swap Contract; provided, however, that notwithstanding anything contained herein to the contrary Contingent Obligations shall not include the Cinemark International Letter of Responsibility. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, in the case of Contingent Obligations other than in respect of Swap Contracts, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "Conversion/Continuation Date" means any date on which the Company elects to convert a Base Rate Loan into an Offshore Rate Loan; continue an Offshore Rate Loan as an Offshore Rate Loan; or convert an Offshore Rate Loan into a Base Rate Loan.

         "Covered Acquisition" means, in respect of any Disposition, (a) the acquisition or development of theatre properties or other activities incidental thereto within 360 days of such Disposition, or (b) the entering into a definitive agreement to acquire or develop theatre properties or other activities incidental thereto within 360 days of such Disposition, provided that such acquisition or development is completed within 360 days of such definitive agreements.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Disposition" means (a) the sale, lease, conveyance or other disposition of Property, (b) the sale or transfer by the Company or any Restricted Subsidiary of any equity securities of any Restricted Subsidiary other than to the Company or a Restricted Subsidiary, and (c) if elected pursuant to clause (d)(ii)(y) of the definition of "Unrestricted Subsidiary," the designation of any Restricted Subsidiary as an Unrestricted Subsidiary.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) any Bank Affiliate.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any

Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company or any Restricted Subsidiary, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate;
(h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

         "Event of Default" means any of the events or circumstances specified in Section 8.1.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

         "Excess Net Proceeds" has the meaning set forth in Section 2.8(a).

         "Excluded Disposition" means any Disposition consisting of:

         (a) a Disposition of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

         (b) the Disposition of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

         (c) an exchange of theatre properties of similar aggregate value in the ordinary course of business;

         (d) a Disposition that is a Permitted Investment or a Restricted Payment not prohibited by Section 7.10 (to the extent such Permitted Investment may be deemed to constitute a Restricted Payment or a Disposition);

         (e) the Disposition of all or substantially all of the assets of the Company (which is governed by Section 7.3);

         (f) Dispositions of Property or equity securities (other than those of the type described in clauses (a) through (e) above) in a single transaction or a related series of transactions having a fair market value of less than $2,000,000; provided, however, that the fair market value of all such Property and equity securities disposed of by the Company and its Restricted Subsidiaries during any 12-month period does not exceed $5,000,000; provided, further, that Dispositions exceeding either of the foregoing limits shall not be deemed Excluded Dispositions to the extent of such excess, and the Company shall promptly make any prepayment required by Section 2.8(a) to the extent of any Excess Net Proceeds therefrom;

         (g) Dispositions of Property or equity securities by a Restricted Subsidiary to the Company or another Restricted Subsidiary; and

         (h) Approved Sale-Lease Back Transactions.

         "Existing Credit Facility" means that certain Credit Agreement dated as of February 14, 1996, as amended, among the Company, the banks party thereto and Bank of America National Trust and Savings Association, as the agent, as amended and restated by that certain First Amended and Restated Reducing Revolving Credit Agreement dated as of December 12, 1996, among the Company, the banks party thereto and Bank of America National Trust and Savings

Association, as the agent, as amended to the date hereof.

         "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means each Material Restricted Subsidiary of the Company entering into a Guaranty as contemplated by Section 6.13.

         "Guaranty" means the Guaranty substantially in the form of Exhibit F, as amended, supplemented, modified, renewed and replaced from time to time.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables, coupons and gift certificates entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations;
(g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided, however, that the amount of any such Indebtedness which is non-recourse to such Person shall be the lesser of the fair market value of the Property subject to the Lien and the amount of the Indebtedness secured); and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

         "Interest Payment Date" means, with respect to any Offshore Rate Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter; and with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three, six and nine months, as applicable, after the beginning of such Interest Period.

         "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Borrowing Date or the Conversion/Continuation Date for such Offshore Rate Loan and ending on the date 1, 2, 3, 6 or, if available to all Banks in their sole discretion, 12 months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

         (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) no Interest Period for any Loan shall extend beyond the Maturity Date; and

         (d) no Interest Period may be specified that extends beyond the next Reduction Date unless the sum of the aggregate principal amount of the Offshore Rate Loans having an Interest Period ending after such Reduction Date does not exceed the Commitments after giving effect to any reduction thereto scheduled to be made on such Reduction Date.

         "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities issued by, any other Person, other than (a) loans or advances made to employees in the ordinary course of business not in excess of $50,000 outstanding at any time to any employee and (b) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries and any securities received in settlement thereof.

         "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office," "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on Schedule 10.2 hereto, or such other office or offices of the Bank as it may from time to time specify in writing to the Company and the Administrative Agent.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

         "Loan" means an extension of credit by a Bank to the Company pursuant to Section 2, and may be a Base Rate Loan or an Offshore Rate Loan. The conversion or continuation of any Loan pursuant to Section 2.4 shall not be deemed to be a new extension of credit, but instead shall be deemed to be the same Loan.

         "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Guaranty, all exhibits thereto, all documents delivered to the Administrative Agent or any Bank in connection therewith and any Swap Contract between the Company and any of the Banks.

         "Majority Banks" means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Banks or to the Administrative Agent for the benefit of the Banks under the Pledge Agreements.

         "Material Restricted Subsidiary" means any Restricted Subsidiary (a) whose assets constitute more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries or (b) whose cash flow constitutes more than 5% of the Cash Flow of the Company and its Restricted Subsidiaries.

         "Maturity Date" means the earlier to occur of: (a) February 12, 2006 and (b) the date on which the Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

         "Mitchell Family" means (a) Lee Roy Mitchell or Tandy Mitchell, or any descendant of Lee Roy Mitchell or the spouse of any such descendant, the estate of Lee Roy Mitchell, Tandy Mitchell, any descendant of Lee Roy Mitchell or the spouse of any such descendant (each, a "Mitchell"), (b) any trust or other arrangement for the benefit of a Mitchell, or (c) any Person or corporation at least 80% beneficially owned and controlled by one or more Mitchells.

         "Mitchell Family Pledge Agreement" means the Second Amended and Restated Mitchell Family Pledge Agreement substantially in the form of Exhibit C-1, as amended, supplemented, modified, renewed and replaced from time to time.

         "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Net Proceeds" means:

         (a) in the case of any Disposition other than an Excluded Disposition and other than a deemed Disposition in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to clause
(d)(ii)(y) of the definition of "Unrestricted Subsidiary," proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, net of:
(i) the direct costs relating to such Disposition, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under Section 7.1 on the asset disposed of; and

         (b) in the case of a deemed Disposition in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to clause (d)(ii)(y) of the definition of "Unrestricted Subsidiary" that is not an Excluded Disposition, an amount equal to the greater of (i) the aggregate Investment therein and (ii) the market value of such Subsidiary.

         "Note" means a promissory note of the Company payable to the order of a Bank substantially in the form of Exhibit E hereto evidencing the aggregate indebtedness of the Company to such Bank resulting from Loans made by such Bank.

         "Notice of Assignment and Acceptance" has the meaning specified in
Section 10.8(a).

         "Notice of Borrowing" means a notice given by the Company to the Administrative Agent pursuant to Section 2.3, in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice given by the Company to the Administrative Agent pursuant to Section 2.4, in substantially the form of Exhibit B.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any Guarantor to any of the Banks, the Administrative Agent, or any other Person required to be indemnified, under any Loan Document, including without limitation, to any Bank in its capacity as a counterparty under any Swap Contract, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

         "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined pursuant to the following formula:

         Offshore Rate =                       LIBOR
                                ------------------------------------
                                1.00 - Eurodollar Reserve Percentage

Where,

         "Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal rounded upward to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and

         "LIBOR" means the rate of interest per annum (rounded upward to the nearest 1/32nd of 1%) notified to the Administrative Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Participant" has the meaning specified in Section 10.8(d).

         "Permitted Investment" has the meaning specified in Section 7.4.

         "Permitted Lien" has the meaning specified in Section 7.1.

         "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, and (c) a perfected security interest in such Person's rights and interests to and in such Swap Contracts has been granted, and exists, in favor of the Administrative Agent, for the benefit of the Banks, as collateral for the Obligations, documented in a form satisfactory to the Administrative Agent.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the

Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

         "Pledge Agreement" means, unless the context otherwise requires, the Mitchell Family Pledge Agreement prior to the Recapitalization Date, and the Cinemark Theatres Holdings Pledge Agreement thereafter (collectively, the "Pledge Agreements").

         "Pledged Collateral" means the Collateral pledged pursuant to the Pledge Agreements.

         "Pledgors" means the Persons from time to time party to the Pledge Agreements (individually, a "Pledgor").

         "Property" or "Properties" means any estate or interest in any kind of properties or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Proforma Cash Flow for Annualized Theatres" means, for any period, the sum of the Proforma Cash Flow for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth in Schedule 1.1.

         "Pro Rata Share" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

         "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and its Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary of the Company at any time after the Closing Date (excluding the assets of any Person at the time such Person becomes a Restricted Subsidiary of the Company;) provided that (a) the security agreement, conditional sales or other title retention contract pursuant to which the Lien on such assets is created (together, for the purposes of this definition, the "Security Agreement") shall be entered into within 180 calendar days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (c) (i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 80% of the purchase price to the Company or any Restricted Subsidiary of the Company of the assets subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom; provided further, that if the Company or any Restricted Subsidiary of the Company has entered into a legally binding commitment to execute a Security Agreement with respect to a specified asset or assets and the Company or such Restricted Subsidiary executes such Security Agreement within 30 calendar days after the date (for the purposes of this definition, the "commitment date") on which it entered into such commitment, the Security Agreement shall be deemed to have been entered into on the commitment date.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

         "Recapitalization" means the incorporation of Cinemark Theatres Holdings and causing Cinemark Theatres Holdings to own 100% of the capital stock of the Company on the terms and conditions of the Recapitalization Agreements.

         "Recapitalization Agreements" means the material documents executed and to be executed in connection with the Recapitalization.

         "Recapitalization Date" means the date on which the Recapitalization shall have been fully consummated in accordance with the terms and conditions of the Recapitalization Agreements.

         "Reduction Amount" means, with respect to each Reduction Date, the amount set forth below opposite that Reduction Date (subject to the last sentence of Section 2.6):

                                                    Annual Reduction (as a percent of
                                                      Aggregate Commitment as of first
         Reduction Dates                                    Reduction Date)
-------------------------------------               ----------------------------------
March 31, 2001, June 30, 2001,                                   10%
September 30, 2001, December 31, 2001               (2.5% on each Reduction Date)

March 31, 2002, June 30, 2002,                                   15%
September 30, 2002, December 31, 2002               (3-3/4% on each Reduction Date)

March 31, 2003, June 30, 2003,                                   20%
September 30, 2003, December 31, 2003                 (5% on each Reduction Date)

March 31, 2004, June 30, 2004,                                   25.0%
September 30, 2004, December 31, 2004               (6-1/4% on each Reduction Date)

March 31, 2005, June 30, 2005,                                   25.0%
September 30, 2005, December 31, 2005               (6-1/4% on each Reduction Date)

Maturity Date                                             Remaining Commitment

         "Reduction Date" means each date specified in the definition of "Reduction Amount" on which a reduction in the Commitments is scheduled to occur pursuant to Section 2.8(b).

         "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, chief operating officer or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Restricted Payment" means (a) the declaration or making of any dividend payment or other distribution of assets, Properties, cash, rights, obligations or securities on account of any shares of any class of the capital stock of the Company or a Restricted Subsidiary, (b) the purchase, redemption or other acquisition for value of any shares of the capital stock of the Company or any Subsidiary (other than Wholly Owned Subsidiaries of the Company that are Restricted Subsidiaries) or any warrants, rights or options to acquire such shares, now or hereafter outstanding, (c) any Investment other than a Permitted Investment, (d) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company or any of its Subsidiaries not otherwise permitted by this Agreement or any Loan Document to be so paid and (e) if elected pursuant to clause (d)(ii)(x) of the definition of "Unrestricted Subsidiary," the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, which Restricted Payment shall be deemed to be in an amount equal to the greater of (i) the aggregate Investment in such Subsidiary and (ii) the market value of such Subsidiary.

         "Restricted Subsidiary" means:

         (a) any Subsidiary of the Company (other than a Subsidiary that is an Unrestricted Subsidiary) organized or acquired after the Closing Date, unless such Subsidiary shall have been designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company as provided in and in compliance with the definition of "Unrestricted Subsidiary;" and

         (b) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors of the Company; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Indebtedness under Section 4.9(a) of the Senior Subordinated Note Indenture as in effect on the Closing Date. The Company shall evidence any such designation to the Administrative Agent by promptly filing with the Administrative Agent a certificate signed by a Responsible Officer certifying that such designation has been made and stating that such designation complies with the requirements of the immediately preceding sentence;

provided, further, that each Material Restricted Subsidiary shall be a Guarantor.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Senior Indebtedness" means, as of any date of determination, all Total Indebtedness which is not expressly subordinated to the Obligations on terms and conditions satisfactory to the Majority Banks.

         "Senior Subordinated Notes" means the Company's (a) 9-5/8% Series B Senior Subordinated Notes Due August 1, 2008 in an aggregate principal amount of $200,000,000, (b) 9-5/8% Series D Senior Subordinated Notes Due August 1, 2008, in an aggregate principal amount of $75,000,000 and (c) 8-1/2% Senior Subordinated Notes Due August 1, 2008, in an aggregate principal amount of $105,000,000,000, each issued pursuant to its respective Senior Subordinated
Note Indenture.

         "Senior Subordinated Note Indentures" means (a) the Indenture dated August 15, 1996 between the Company and U. S. Trust Company of Texas, N.A., as trustee, (b) the Indenture dated June 26, 1997 between the Company and U. S. Trust Company of Texas, N.A., as trustee, and (c) Indenture dated January 14, 1998 between the Company and U. S. Trust Company of Texas, N.A., as trustee, each as amended from time to time (individually, a "Senior Subordinated Note Indenture").

         "Shareholders' Agreement" means the Shareholders' Agreement dated March 12, 1996 among the Company, the Trusts, Cypress Merchant Banking Partners, L.P. and Cypress Pictures Ltd.

         "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof, or (c) upon designation by the Company, and until designation by the Company to the contrary, a Person, 50% or more of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof (a "50% Entity"). The Company shall evidence any designation pursuant to clause (c) of the immediately preceding sentence to the Administrative Agent by filing with the Administrative Agent within 45 days of such designation a certificate signed by a Responsible Officer certifying that such designation has been made.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

         "Syndication Agent" means NationsBank of Texas, N.A.

         "Taxes" has the meaning specified in Section 3.1(a).

         "Trusts" means The Mitchell Special Trust, The Mitchell Grandchildren Trust for Crystal Lee Roberts, The Mitchell Grandchildren Trust for Ashley Ann Lee, The Mitchell Grandchildren Trust for Skyler Kaye Mitchell, The Mitchell Grandchildren Trust for Lacey Marie Lee and The Mitchell Grandchildren Trust for Cassie Ann Roberts.

         "Total Indebtedness" means, as of any date of determination, (a) all indebtedness for borrowed money, including purchase money indebtedness, (b) all reimbursement obligations with respect to surety bonds, letters of credit which are not cash collateralized, bankers' acceptances and similar instruments; and (c) all Capital Lease Obligations of the Company and its Restricted Subsidiaries.

         "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

         "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

         "Unrestricted Subsidiary" means, until such time as any of the following shall be designated as a Restricted Subsidiary of the Company by the Board of Directors of the Company as provided in and in compliance with the definition of "Restricted Subsidiary:"

         (a) Cinemark International and its Subsidiaries;

         (b) any Subsidiary of an Unrestricted Subsidiary;

         (c) any Subsidiary of the Company or of a Restricted Subsidiary of the Company organized or acquired after the Closing Date that is designated concurrently with its organization or acquisition as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company; and

         (d) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Company; provided that
(i) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, and (ii) any such designation shall be deemed, at the election of the Company at the time of such designation, to be either (but not both) (x) the making of a Restricted Payment at the time of such designation subject to the restrictions contained in Section 7.10 or (y) the making of a Disposition at the time of such designation subject to the restrictions contained in Section 7.2.

         The Company shall evidence any designation pursuant to clause (c) or
(d) above to the Administrative Agent by filing with the Administrative Agent within 45 days of such designation a certificate signed by a Responsible Officer certifying that such designation has been made and, in the case of clause (d), the related election of the Company in respect thereof.

         "Voting Stock" means (a) the Class A Common Stock of the Company, par value $.01 per share, and (b) any other shares of capital stock of the Company issued from time to time, the holders of which are entitled to vote for the election of one or more directors of the Company's board, including, in each case, any shares of such stock issued upon the exercise of any warrants, options or similar rights or upon the conversion of any debt or equity securities into such stock.

         "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person the entire voting share capital of which, other than directors' qualifying shares if required by applicable law, is owned by such Person (either directly or indirectly through Wholly-Owned Subsidiaries).

         "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

         1.2 OTHER INTERPRETIVE PROVISIONS.

         (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (b) CERTAIN COMMON TERMS. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

         (c) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         (d) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

         (e) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (f) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (g) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         (h) ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                   SECTION 2
                                  THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.6 or 2.8 or as a result of one or more assignments pursuant to Section 10.8, such Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Aggregate Commitment; provided, further, that the aggregate principal amount of the Loans of any Bank shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay pursuant to Section 2.7 and reborrow pursuant to this
Section 2.1.

         2.2 LOAN ACCOUNTS AND NOTES. (a) Subject to Section 2.2(b), the Loans made by each Bank and the fees due hereunder shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon and fees due hereunder. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or such fees.

         (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s), the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.3 PROCEDURE FOR BORROWING.

         (a) Each Borrowing shall be made upon irrevocable written notice in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (i) the amount of the Borrowing, which, in the case of a borrowing of Offshore Rate Loans, shall be in an aggregate minimum principal amount of $3,000,000 and any multiple of $500,000 in excess thereof, and in the case of a borrowing of Base Rate Loans, shall be in an aggregate minimum principal amount of $1,000,000 and any multiple of $200,000 in excess thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Borrowing is to be comprised of Offshore Rate Loans, Base Rate Loans or any combination thereof; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only; provided, further, that if so requested by the Administrative Agent, all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base Rate or Offshore Rate Loans for Interest Periods no longer than one month.

         (b) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) being converted or continued on the Borrowing Date, in immediately available funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn: Agency Administrative Services #5596 For credit to: BANCONTROL Account No. 12332-14226,
Reference: Cinemark USA, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 4.2, the Administrative Agent shall make available to the Company in like funds on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of the Company as specified by the Company in writing. If the conditions set forth in
Section 4.2 are not satisfied, the Administrative Agent shall promptly return such funds to the Banks making the same available.

         (c) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan be made as an Offshore Rate Loan.

         2.4 CONVERSION AND CONTINUATION ELECTIONS.

         (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $200,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans.

         (b) Each conversion or continuation shall be made upon irrevocable written notice in the form of a Notice of Conversion/Continuation, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, in each case specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/ Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         2.5 LIMITATION ON INTEREST PERIODS. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than 20 different Interest Periods for Loans in effect without the consent of the Administrative Agent and the Majority Banks.

         2.6 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than one Business Day's prior written notice to the Administrative Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $1,000,000 or any multiple thereof; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this Section 2.6, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Pro Rata Share. All accrued commitment fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination. Any voluntary reduction of the Commitment under this Section shall be applied to reduce the Reduction Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence.

         2.7 OPTIONAL PREPAYMENTS. Subject to Section 3.4, the Company may, at any time or from time to time, upon written notice, which notice must be received by the Administrative Agent at least (a) three Business Days prior to any prepayment of Offshore Rate Loans; and (b) on the Business Day of the prepayment of any Base Rate Loans, ratably prepay Loans in whole or in part, in amounts of (i) with respect to Offshore Rate Loans, $500,000 or any multiple thereof in excess thereof, and (ii) with respect to Base Rate Loans, $200,000 or any multiple thereof in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company, and the Administrative Agent will promptly notify each Bank of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest in the case of Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

         2.8 MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT REDUCTIONS.

         (a) DISPOSITIONS. If the Company or any of its Restricted Subsidiaries shall at any time or from time to time make or agree to make a Disposition other than an Excluded Disposition, then (i) the Company shall promptly notify the Administrative Agent of such proposed Disposition (including a calculation of the amount of the estimated Net Proceeds to be received by the Company in respect thereof) and (ii) to the extent the Net Proceeds of such Disposition are not used in a Covered Acquisition ("Excess Net Proceeds"), such Excess Net Proceeds shall be used to prepay the Loans in an amount equal to such Excess Net Proceeds. Any prepayments required to be made pursuant to this Section 2.8(a) shall be made on the 361st day in accordance with the definition of Covered Acquisition, after the date of such Disposition (the "Prepayment Date"). The Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's Pro Rata Share of such Excess Net Proceeds on the

Prepayment Date. Such reduction shall be applied to future automatic reductions of the Aggregate Commitment in the inverse order of their scheduled occurrence. All accrued commitment fees on the portion of the Commitment reduced to, but not including the Prepayment Date, shall be paid on the Prepayment Date.

         (b) AUTOMATIC REDUCTION OF COMMITMENT. Subject to the last sentence of
Section 2.6, on each Reduction Date, the Aggregate Commitment shall automatically be reduced by the applicable Reduction Amount.

         (c) MANDATORY PREPAYMENTS FROM COMMITMENT REDUCTIONS. The Company shall prepay all Loans outstanding in excess of the Commitments as from time to time reduced pursuant to Section 2.6 or 2.8.

         (d) PREPAYMENTS IN GENERAL. Any prepayments pursuant to this Section
2.8 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. Prepayments of Offshore Rate Loans shall be accompanied by accrued interest thereon to the date of prepayment on the amount prepaid and any amounts required pursuant to Section 3.4.

         2.9 MATURITY DATE. All principal and accrued and unpaid interest on all Loans shall be due on the Maturity Date.

         2.10 INTEREST.

         (a) Subject to Section 2.10(c) and (d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Amount.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to Section 2.7 and 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

         (c) Subject to Section 2.10(d), during the continuation of any Event of Default or after acceleration pursuant to Section 8.2, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Amount then in effect for such Loans and, in the case of Obligations not subject to an Applicable Amount, at a rate per annum equal to the Base Rate plus the Applicable Amount plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Amount plus 2%.

         (d) It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, the other Loan Documents, or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances a Bank shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, the other Loan Documents, or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and under any Notes or on account of any other indebtedness of the Company to the Administrative Agent and the Banks, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Administrative Agent and the Banks, under any specific contingency, exceeds the highest lawful rate, the Company and the Administrative Agent and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

         For purpose of this Section 2.10(d), the term "applicable law" means the internal laws of the State of New York, but, to the extent, contrary to the express intent of the parties, New York law is found to be inapplicable to this Agreement, then "applicable law" also means that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, and, to the extent controlling, laws of the United States of America. It is intended that, in the event that, notwithstanding the parties' express choice of New York law to be applicable to this Agreement, if the laws of the State of Texas are included in determining applicable law, Chapter One ("Chapter One"), Title 79, Revised Civil Statutes of Texas, 1925, as amended (the "Texas Credit Code"), shall be included in any such determination, and that, for the purpose of applying said Chapter One to this Agreement, the highest lawful rate shall be the "indicated rate ceiling" (as defined in Chapter One). Any Bank may, from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to the Company, if and to the extent, permitted by Chapter One. The Company expressly agrees, pursuant to Article 15.10(b) of Chapter Fifteen ("Chapter Fifteen") of the Texas Credit Code, that Chapter Fifteen shall not apply to this Agreement or to any Loan and that neither this Agreement nor any Loan shall be governed by or subject to the provision of Chapter Fifteen in any manner whatsoever.

         2.11 FEES.

         (a) FEES. The Company shall pay to the Arrangers for their own accounts arrangement fees in the amounts agreed upon between the Company and each Arranger.

         (b) AMENDMENT FEE. The Company shall pay to the Administrative Agent, for the account of each Bank which was a party to the Existing Credit Facility, an amendment fee equal to five basis points of such Bank's commitment under the Existing Credit Facility which is continued hereunder.

         (c) UPFRONT FEE. The Company shall pay to the Administrative Agent, for the account of each Bank, an upfront fee equal to (a) in the case of a Bank submitting a commitment proposal of at least $35,000,000, 20 basis points on the amount by which its final allocated Commitment hereunder has increased from the Existing Credit Facility, and (b) in the case of a Bank submitting a commitment proposal of less than $35,000,000, 15 basis points on the amount by which its final allocated Commitment hereunder has increased from the Existing Credit Facility; provided, however, that in the case of any Bank not a party to the Existing Credit Facility, the foregoing upfront fee shall be based on entire proposed commitment submitted by such Bank and payable on the entirety of the final allocated Commitment of such Bank.

         (d) COMMITMENT FEE. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, at a rate per annum specified for the Commitment fee in the definition of Applicable Amount. The Commitment Fee shall be in effect from the date the most recent certificate delivered pursuant to Section 4.1(g) or 6.2(a) is received by the Administrative Agent to but excluding the date the next such certificate is received; provided; however, that if the Company fails to timely deliver the next such certificate, the Commitment Fee from the date such certificate was due to but excluding the date such certificate is received by the Administrative Agent (the "Commitment Delinquent Period") shall be the higher of (a) the Commitment Fee already in effect and (b) the Commitment Fee as set forth in such certificate when received, retroactively applied to the Commitment Delinquent Period. Such commitment fee shall accrue from the Closing Date to the Maturity and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing March 31, 1998, with the final payment to be made on the Maturity Date; provided that, in connection with the termination of Commitments pursuant to Section 2.6 or Section 2.8(a), the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of the termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4 are not met.

         (e) AGENCY FEE. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times as agreed upon in writing between the Company and the Administrative Agent.

         2.12 COMPUTATION OF FEES AND INTEREST.

         (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Amount or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Amount or Eurodollar Reserve Percentage becomes effective. The Administrative Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Administrative Agent.

         (c) Any change in the interest rate on a Loan resulting from a change in the Applicable Amount or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Amount or Eurodollar Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant hereto shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.13 PAYMENTS BY THE COMPANY.

         (a) All payments of principal, interest and fees hereunder shall be in immediately available funds without deduction or setoff and delivered to the Administrative Agent for credit to:

          Bank of America National Trust
          and Savings Association
          Att: Agency Administrative Services #5596
          ABA No. 121-000-358
          Bancontrol Account No. 12332-14226
          Reference:  Cinemark USA, Inc.

not later than 11:00 A.M. (San Francisco time) on the date due; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

         (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         2.14 PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

         (a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, by 9:30 a.m. (San Francisco time) (i) one Business Day prior to the date of any proposed Borrowing of Offshore Rate Loans, or (ii) on the date of any proposed Borrowing of Base Rate Loans that such Bank will not make available to the Administrative Agent as and when required hereunder for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the

Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

         2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and will in each case notify the Banks following any such purchases or repayments.

         2.16 SECURITY. All obligations of the Company under this Agreement, any Notes and all other Loan Documents shall be secured in accordance with the Pledge Agreements.

                                   SECTION 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1 TAXES.

         (a) Subject to Section 3.1(g), any and all payments by the Company to each Bank or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Subject to Section 3.1(g), the Company shall indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by such Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, provided that, in the case of penalties, interest, additions to tax and expenses, such Bank or the Administrative Agent has timely notified the Company after it has been notified of its liability for such amounts. Payment under this indemnification shall be made within 30 days from the date the Bank or the Administrative Agent makes written demand therefor.

         (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 3.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:
(i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.8 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.1(d) to any Bank for the account of any Lending Office of such Bank or to indemnify any Bank pursuant to Section 3.1(c): (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.1(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.1(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

         (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.1(f)(iv), then the Company shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

         (i) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 3.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.2 ILLEGALITY.

         (a) If any Bank shall reasonably determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

         (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall be deemed to have converted in full all Offshore Rate Loans of that Bank then outstanding into Base Rate Loans either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans. At the time of conversion, the Company shall pay all interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 3.4.

         (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been terminated, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as, or converted into, Offshore Rate Loans shall be instead Base Rate Loans.

         (d) Before giving any notice to the Administrative Agent pursuant to this Section 3.2, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Bank shall reasonably determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request of general applicability from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans

(except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located), then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have reasonably determined that the introduction of any applicable law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such Bank's capital is increased as a consequence of its obligations hereunder, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.4 FUNDING LOSSES. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur (excluding the loss of anticipated profits) from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained as a consequence of: (a) the failure of the Company to make any prepayment of principal of any Offshore Rate Loan or to make any payment after any acceleration thereof; (b) the failure of the Company to borrow or continue an Offshore Rate Loan or convert a Base Rate Loan to an Offshore Rate Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation; (c) the failure of the Company to make any prepayment of an Offshore Rate Loan after the Company has given a notice in accordance with Section 2.7; or (d) the prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.4, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR (as defined in the definition of "Offshore Rate") used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         3.5 INABILITY TO DETERMINE RATES. If the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or if the Majority Banks advise the

Administrative Agent that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to them of funding such Loan, they shall notify the Administrative Agent who will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.6 SURVIVAL. The agreements and obligations of the Company in this
Section 3 shall survive the payment of all other Obligations. Any claim or demand by any Bank for reimbursement or compensation under this Section 3 must be made in writing; provided, however, that no such claim or demand may be made in respect of any expense, cost, or economic loss incurred or suffered more than 12 months prior to the date of such claim or demand.

                                    SECTION 4

                              CONDITIONS PRECEDENT

         4.1 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and (except for the instruments or documents representing Pledged Collateral) in sufficient copies for each Bank:

         (a) CREDIT AGREEMENT AND NOTES. This Agreement executed by the Company, the Administrative Agent and each of the Banks and, if requested by any Bank pursuant to Section 2.2(b), the Note(s) for such Bank executed by the Company.

         (b) RESOLUTIONS; INCUMBENCY.

             (i) Copies of the resolutions of the Board of Directors or the executive committee of the Company approving and authorizing the execution, delivery and performance by the Company of the Loan Documents to which it is a party and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

             (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Loan Documents to which they are a party.

         (c) ARTICLES OF INCORPORATION; PARTNERSHIP AGREEMENTS, BY-LAWS AND GOOD STANDING. Each of the following documents:

             (i) If amended or revised from those delivered in the connection with the Existing Credit Facility, the articles or certificate of incorporation of the Company and each corporate Pledgor as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

             (ii) A good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.

         (d) MITCHELL FAMILY PLEDGE AGREEMENT. The Mitchell Family Pledge Agreement, duly executed and delivered by each Pledgor and the Company, in appropriate form for recording, where necessary, together with all certificates and instruments representing the Pledged Collateral and stock transfer powers executed in blank.

         (e) GUARANTY. The Guaranty, duly executed and delivered by Cinemark Properties, Inc., the only Material Restricted Subsidiary.

         (f) LEGAL OPINIONS. An opinion of the general counsel of the Company addressed to the Administrative Agent and the Banks.

         (g) PAYMENT OF FEES. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable attorney fees, costs and expenses (including the allocated cost of Administrative Agent's inhouse counsel and staff) to the extent invoiced prior to or on the Closing Date, together with such additional amounts of such fees, costs and expenses as shall constitute BofA's and the Administrative Agent's reasonable estimate of such reasonable fees, costs and expenses incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent; including any such costs, fees and expenses arising under or referenced in Section 2.11. To the extent not invoiced by the Closing Date, the Company shall pay such fees, costs and expenses within 30 days of being invoiced therefor.

         (h) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date (i) stating that: (A) the representations and warranties contained in Section 5 are true and correct in all material respects on and as of such date, as though made on and as of such date; (B) no Default or Event of Default exists or would result from the initial Loan; and (C) there has occurred since December 31, 1996, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect; and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.2, 7.10(g) and
(h) as of the Closing Date and Sections 7.10(f), 7.12 and 7.13 as of December 31, 1997.

         (i) OTHER DOCUMENTS. Such other approvals, opinions or documents as the Administrative Agent or any Bank may request.

         4.2 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

         (a) NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing;

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Section 5 shall be true and correct in all material respects on and as of such Borrowing Date, both before and after giving effect to such Borrowing, with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

         (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing.

         Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder that, as of the date of each such notice and as of each Borrowing Date, the conditions in
Section 4.2 are satisfied.

                                    SECTION 5
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Bank that:

         5.1 CORPORATE EXISTENCE AND POWER. The Company and each of its Restricted Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b),
(c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company, of this Agreement and any other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and would not be expected to: (a) contravene the terms of any of the Company's articles of incorporation, bylaws or other organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Requirement of Law.

         5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document or, prior to the consummation of the Recapitalization, the Recapitalization Agreements, except for (a) such filings, recordations and registrations as contemplated by the Pledge Agreements in order to perfect, continue or enforce the security interests in the Collateral thereunder, (b) routine corporate filings to maintain the corporate good standing of the Company and its Restricted Subsidiaries, and (c) with respect to the Recapitalization Agreements, such approvals, consents, exemptions, authorizations, notices or filings which will have been obtained or taken prior to the consummation of the Recapitalization.

         5.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Company or any Pledgor is a party constitute the legal, valid and binding obligations of the Company and such Pledgor, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.5 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Restricted Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; (b) purport to affect or pertain to the Recapitalization or any other transaction contemplated in connection with the Recapitalization Agreements and related documents; or (c) if determined adversely to the Company, or its Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of the Administrative Agent's Liens on the Collateral. Neither the Company nor any of its Restricted Subsidiaries has received notice or has actual knowledge that it is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         5.7 ERISA COMPLIANCE. (a) Schedule 5.7 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan. Each Qualified Plan and Multiemployer Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (b) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute. No Plan subject to Title IV of ERISA has any Unfunded Pension Liability. No member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of Section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred. Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

         (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan. There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

         (d) Neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan. Neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

         5.8 USE OF PROCEEDS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.7.

         5.9 TITLE TO PROPERTIES. The Company and each of its Restricted Subsidiaries has good record and marketable (or indefeasible in the State of Texas) title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Restricted Subsidiaries is subject to no Liens, other than as permitted by
Section 7.1.

         5.10 TAXES. The Company and its Restricted Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets that are due pursuant to such returns or reports before any such taxes, assessments, fees or other charges became delinquent or any penalty accrued with respect thereto, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Restricted Subsidiaries which could reasonably be expected to, if the assessment were made, have a Material Adverse Effect.

         5.11 FINANCIAL CONDITION.

         (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries dated December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations that are required to be included on the Company's consolidated financial statements in accordance with GAAP.

         (b) Since December 31, 1996, there has been no event which could reasonably be expected to have a Material Adverse Effect.

         5.12 ENVIRONMENTAL MATTERS.

         (a) The on-going operations of the Company and each of its Restricted Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability which could reasonably be expected to have a Material Adverse Effect. The Company and each of its Restricted Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Restricted Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

         (b) To the knowledge of the Company, none of the Company, any of its Restricted Subsidiaries or any of their respective present Property or operations is subject to any outstanding material written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material. There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Restricted Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect for any such condition, circumstance or Property. In addition,
(i) neither the Company's nor any of its Restricted Subsidiaries' Properties have any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site in an amount that would require remediation under Environmental Laws, and (ii) to the Company's actual knowledge the Company and its Restricted Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         5.13 CAPITAL STOCK; SUBSIDIARIES.

         (a) Prior to the Recapitalization Date:

             (i) CAPITAL STOCK OF COMPANY. The issued and outstanding capital stock of the Company consists of Class A Common Stock and Class B Common Stock. Subject to any statutory voting rights, all presently exercisable voting rights in the Company are vested exclusively in its outstanding shares of Class A Common Stock, each share of which is entitled to one vote on every matter to come before the shareholders. Subject to any contractual limitations applicable to the holders thereof, each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. To the Company's knowledge, there are no existing options, warrants, shareholder agreements, calls or commitments of any character whatsoever relating to any of the Pledged Collateral other than the Shareholders' Agreement; and

             (ii) PLEDGED COLLATERAL. The Pledged Collateral constitutes all the outstanding capital stock of the Company owned by the Mitchell Family and not less than 50% of the Class A Common Stock of the Company issued and outstanding and a majority of all capital stock of the Company issued and outstanding. As of the Closing Date, the Pledged Collateral includes all of the Voting Stock.

             (iii) SUBSIDIARIES. Schedule 5.13 lists all Subsidiaries of the Company as of the Closing Date and correctly sets forth, with respect to each Subsidiary, its name, its legal form, the number of its outstanding shares or other ownership interests and the holders thereof, the jurisdiction of its organization or formation, and whether or not such Subsidiary is a Restricted Subsidiary, a Material Restricted Subsidiary or an Unrestricted Subsidiary.

         (b) From and after the Recapitalization Date:

             (i) PLEDGED COLLATERAL. The Pledged Collateral constitutes all the outstanding capital stock of the Company issued and outstanding, and there will be no options, warrants, shareholder agreements, calls or commitments of any character whatsoever relating to any of the Pledged Collateral.

             (ii) SUBSIDIARIES. Revised Schedule 5.13 delivered in accordance with Section 6.12(b)(vii) lists all Subsidiaries of the Company as of the Recapitalization Date and correctly sets forth, with respect to each Subsidiary, its name, its legal form, the number of its outstanding shares or other ownership interests and the holders thereof, the jurisdiction of its organization or formation, and whether or not such Subsidiary is a Restricted Subsidiary, a Material Restricted Subsidiary or an Unrestricted Subsidiary.

         (c) At all times the provisions of the Pledge Agreements are, or will be upon execution, effective to create, in favor of the Administrative Agent for the benefit of the Banks, a legal, valid and enforceable security interest in all of the Collateral described therein; and the Pledged Collateral was delivered to the Administrative Agent or its nominee in accordance with the terms thereof. The Lien of the Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Pledgor(s) in the Collateral described therein, prior and superior to all other Liens and interests.

         5.14 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.15 NO BURDENSOME RESTRICTIONS. Neither the Company nor any of its Restricted Subsidiaries is a party to or bound by any Contractual Obligation (other than this Agreement and the Senior Subordinated Note

Indentures), or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.16 SOLVENCY. The Company is Solvent.

         5.17 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Company or any of its Restricted Subsidiaries, or, to the Company's knowledge, threatened against or affecting the Company or any of its Restricted Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company, threatened against any of them before any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect.

         5.18 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are material to the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Restricted Subsidiaries infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Company threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is to the knowledge of the Company pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.19 INSURANCE. The Properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies or self-insured (including insurance through a related captive insurance company), in such amounts, with such deductibles and covering such risks as the Company believes is adequate in character and amount.

         5.20 SENIOR SUBORDINATED NOTES. Each of the documents relating to the Senior Subordinated Notes delivered to the Administrative Agent and the Banks by the Company is true, accurate and complete, and there exist no amendments or modifications thereto, or waivers thereof, which have not been delivered to the Administrative Agent.

         5.21 SWAP OBLIGATIONS. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         5.22 FULL DISCLOSURE. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each report or certificate (including any exhibits to such report or certificate) furnished by or on behalf of the Company or any of its Restricted Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                    SECTION 6
                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent (who shall deliver the same to the Banks) in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

         (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the report of Deloitte & Touche L.L.P. or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except to the extent set forth therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Company's or any consolidated Subsidiary's records; and

         (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year end adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

         6.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent (who shall deliver the same to the Banks), with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable Section reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.2, 7.4(j) and (q), 7.5(k), 7.10(e), (f), (g) and (h), 7.12 and 7.13;

         (b) as soon as available, but not later than 60 days after the beginning of each fiscal year an annual operating budget for the Company and its Restricted Subsidiaries for such fiscal year in a format satisfactory to the Administrative Agent and the Banks;

         (c) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; and

         (d) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         6.3 NOTICES. The Company shall promptly notify the Administrative Agent (who shall notify the Banks):

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

         (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Restricted Subsidiaries which could result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Restricted Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect, and
(iii) any dispute, litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the consummation of the Recapitalization;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary (i) in which the amount of damages claimed is $2,500,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought, which, with respect to clauses (i) and (ii) of this subsection (c), if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (d) upon, but in no event later than 10 days after, becoming aware of (in each case only to the extent that the amount involved exceeds $500,000) (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Restricted Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) any other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Restricted Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

         (e) of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event: (i) an ERISA Event; (ii) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group; (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or
(iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

         (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to Section 6.1(a);

         (g) of any material change in accounting policies or financial reporting practices by the Company or any of its Restricted Subsidiaries;

         (h) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Restricted Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; and

         (i) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Restricted Subsidiaries is party.

         Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

         6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each of its Restricted Subsidiaries to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; provided, that the Company shall not be required to maintain the existence of any Restricted Subsidiary if the Board of Directors of the Company determines that the existence of such Subsidiary is no longer necessary or desirable in the conduct of the Company's business; (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business as presently conducted; (c) use its reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.5 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.6 INSURANCE. The Company shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable independent insurers or self insurance (including insurance through a related captive insurance company), insurance with respect to its Properties and business against loss or damage of the kinds as the Company believes is adequate in character and amount; including workers' compensation insurance, public liability and property and casualty insurance.

         6.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Restricted Subsidiaries to, pay and discharge (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets before any penalty accrues thereon, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary; and
(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property prior to the time when any penalty or fine shall be incurred with respect thereto, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary.

         6.8 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         6.9 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each of its Restricted Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Restricted Subsidiaries. The Company shall permit, and shall cause each of its Restricted Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default has occurred and is continuing the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.10 ENVIRONMENTAL LAWS. The Company shall, and shall cause each of its Restricted Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except where the failure could not reasonably be expected to, individually or in the aggregate, result in liability in excess of $2,500,000. Upon the written request of the Administrative Agent or any Bank, the Company shall submit and cause each of its Restricted Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.3(d), that could, individually or in the aggregate, result in liability in excess of $2,500,000.

         6.11 USE OF PROCEEDS. The Company shall use the proceeds of the Loans
(a) to refinance the Existing Credit Facility, (b) for the acquisition, construction and furnishing of theatres in the United States and Canada or other activities incidental thereto and (c) for working capital and other general corporate purposes.

         6.12 RECAPITALIZATION TRANSACTION; CONDITIONS SUBSEQUENT. (a) The Company may, in its sole discretion, effect the Recapitalization at any time; provided, however, that the Company shall not enter into any Recapitalization Agreement unless the form and substance thereof have been consented to by the Majority Banks, which shall not be unreasonably withheld, delayed or conditioned. Thereafter, the Company will consummate any Recapitalization only in accordance with all the terms and conditions of such Recapitalization Agreements without waiver of any material terms of any such agreements not consented to by the Majority Banks, which shall not be unreasonably withheld, delayed or conditional.

         (b) On the Recapitalization Date, the Company shall deliver, or cause to be delivered, to the Administrative Agent all of the following, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for the Administrative Agent and each Bank:

             (i) CINEMARK THEATRES HOLDINGS PLEDGE AGREEMENT. Against the redelivery of all existing Pledged Collateral, the Cinemark Theatres Holdings Pledge Agreement substantially in the form of Exhibit C-2 duly executed by Cinemark Theatres Holdings, together with all certificates and instruments representing all capital stock of the Company and undated stock transfer powers executed in blank;

             (ii) RESOLUTIONS; INCUMBENCY.

                  (A) True and complete copies of the resolutions of the Board of Directors of Cinemark Theatres Holdings approving and authorizing the execution, delivery and performance by Cinemark Theatres Holdings of the Cinemark Theatres Holdings Pledge Agreement, certified by the Secretary or an Assistant Secretary of Cinemark Theatres Holdings as of the Recapitalization Date as being in full force and effect without amendment or modification;

                  (B) A certificate of the Secretary or Assistant Secretary of
             Cinemark Theatres Holdings, certifying the names and true signatures of the officers of Cinemark Theatres Holdings authorized to execute, deliver and perform, as applicable, the Cinemark Theatres Holdings Pledge Agreement, and all other Loan Documents to which it is a party; and

                  (C) A certificate of another officer of Cinemark Theatres
             Holdings as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of Cinemark Theatres Holdings.

             (iii) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents:

                  (A) a true and complete copy of the articles or certificate of incorporation of Cinemark Theatres Holdings as in effect on the Recapitalization Date, certified by the Secretary of State (or similar applicable Governmental Authority) of the state of incorporation of Cinemark Theatres Holdings as of a recent date prior to the Recapitalization Date and certified by the Secretary or Assistant Secretary of Cinemark Theatres Holdings as of the Recapitalization Date, as being in full force and effect without amendment or modification, and the bylaws of Cinemark Theatres Holdings as in effect on the Recapitalization Date, certified by the Secretary or Assistant Secretary of Cinemark Theatres Holdings as of the Recapitalization Date as being in full force and effect without amendment or modification; and

                  (B) certificate of existence for Cinemark Theatres Holdings from the Secretary of State (or similar applicable Governmental Authority) of its state of incorporation as of a recent date prior to the Recapitalization Date.

             (iv) LEGAL OPINIONS. An opinion of the general counsel of the Company, dated the Recapitalization Date, addressed to the Administrative Agent and the Banks as to the Cinemark Theatres Holdings Pledge Agreement in form and substance satisfactory to the Administrative Agent and the Banks.

             (v) APPROVALS. A certificate from a Responsible Officer of Cinemark Theatres Holdings that all material approvals and consents (including those by shareholders, boards of directors and, to the extent material, Governmental Authorities), necessary or advisable in connection with the Recapitalization shall have been duly obtained or made and remain in effect, with all applicable waiting periods having expired or having been terminated and without any action having been taken by any Person or Governmental Authority to enjoin, restrict or prevent the consummation of the Recapitalization or otherwise to impose any materially adverse condition upon the consummation of the Recapitalization or on the operations of the Company (or the successor to the Company) and its Subsidiaries after the consummation of the Recapitalization.

             (vi) NO LITIGATION CHALLENGING. A certificate of a Responsible Officer of the Company to the effect that no legal or arbitral proceedings shall be pending or, to the knowledge of the Company, threatened by or before any Governmental Person with respect to the Recapitalization or the making of any Loan that seeks to enjoin, restrict or prevent the consummation of the Recapitalization or the making of any Loan or otherwise to impose materially adverse conditions upon the consummation of the Recapitalization or the making of any Loan, or on the operations of the Company and its Restricted Subsidiaries after the Recapitalization or that could, if adversely determined, have a Material Adverse Effect.

             (vii) REVISED SCHEDULE 5.13. A revised Schedule 5.13 listing all Subsidiaries of the Company as of the Recapitalization Date and including the information described in Section 5.13(b)(ii).

         6.13 MATERIAL RESTRICTED SUBSIDIARIES TO BE GUARANTORS. The Company shall cause each Subsidiary which is a Material Restricted Subsidiary or becomes a Material Restricted Subsidiary after the Closing Date to become a Guarantor under the Guaranty by executing and delivering to the Administrative Agent (with sufficient copies for all Banks) a supplement to the Guaranty in the form of Exhibit A thereto, together with documents and opinions of the type referred to in Sections 4.1(b), (c) and (e) with respect to such Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.

         6.14 FURTHER ASSURANCES. The Company shall ensure that all written information and reports and certificates (including any exhibits thereto) furnished to the Administrative Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                                    SECTION 7

                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.1 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (each a "Permitted Lien"):

         (a) any Lien (other than Liens on the Collateral) existing on the Property of the Company or its Restricted Subsidiaries on the Closing Date and set forth in Schedule 7.5;

         (b) any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary;

         (e) Liens (other than any Lien imposed by ERISA in connection with a proceeding by PBGC other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business as presently conducted in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens (other than Liens on the Collateral) on the Property of the Company or any of its Restricted Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business provided that all Liens securing delinquent performance or obligations could not (even if enforced) reasonably be expected to have a Material Adverse Effect;

         (g) any attachment or judgment Lien, unless the judgment it secures shall not have been discharged within 30 calendar days after the expiration of any stay or final appeals;

         (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or materially interfere with the ordinary conduct of the businesses of the Company and its Restricted Subsidiaries;

         (i) Liens securing Purchase Money Obligations not exceeding $500,000 in the aggregate at any one time;

         (j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that such Capital Leases are permitted under Section 7.9(a);

         (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depository institution;

         (l) Liens on accounts receivable and inventory or cash deposits collateralizing reimbursement obligations with respect to letters of credit, in either case securing Indebtedness permitted to be incurred under Section 7.5(f);

         (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that the aggregate value of such collateral so pledged by the Company and the Restricted Subsidiaries, together with Indebtedness in respect of letters of credit securing Swap Contracts outstanding under Section 7.5(f), does not at any time exceed $5,000,000;

         (n) Lien of the trustee under Section 7.7 of the Senior Subordinated
Note Indentures on money or property held or collected by the trustee thereunder; and

         (o) any renewal of or substitution for any Lien permitted by any of the preceding subsections, including without limitation in connection with refinancings of any Indebtedness secured by such Liens (including all accrued interest and any prepayment premium, if any, thereon); provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets (other than proceeds and accessions).

         7.2 DISPOSITION OF ASSETS. Neither the Company nor any Restricted Subsidiary shall make any Dispositions except for:

         (a) Excluded Dispositions;

         (b) Dispositions pursuant to the Approved Sale-Leaseback Transaction;
and

         (c) Dispositions of assets having a value not exceeding $10,000,000 in any one or series of related transactions; provided, that (i) no Event of Default shall exist at the time thereof or shall result from such Disposition;
(ii) at least 90% of the aggregate sales price from such Disposition shall be paid in cash; and (iii) the Net Proceeds of such Disposition shall be used for a Covered Acquisition or used to prepay Total Indebtedness pursuant to Section 2.8(a);

provided, however, that no Disposition shall be for less than the fair market value of the Property or equity securities being disposed of by the Company or such Restricted Subsidiary.

         7.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Restricted Subsidiary of the Company may merge (i) with the Company, provided that the Company shall be the continuing or surviving corporation, (ii) with any one or more Restricted Subsidiaries of the Company,
(iii) with any other Person provided that such merger is effected in connection with the Company's or a Restricted Subsidiary's Disposition of its entire Investment in such Subsidiary pursuant to Section 7.2;

         (b) any Restricted Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Restricted Subsidiary of the Company or in connection with the Company's or a Restricted Subsidiary's Disposition of its entire Investment in such Subsidiary pursuant to Section 7.2; and

         (c) the Company may be party to, and may consummate, the Recapitalization on the terms and conditions set forth in the Recapitalization Agreements;

         7.4 INVESTMENTS. The Company shall not purchase or acquire, or suffer or permit any of its Restricted Subsidiaries to make any Investment in any Person, including any Affiliate of the Company, except for the following ("Permitted Investments"):

         (a) Investments in Cash Equivalents;

         (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (c) extensions of credit by the Company to any of its Restricted Subsidiaries or by any of its Restricted Subsidiaries to another of its Restricted Subsidiaries of the Company;

         (d) any Investment made solely with assets, the payment or application of which is not restricted by Section 7.10;

         (e) equity interests acquired by the Company or any Restricted Subsidiary in any Person engaged in the indoor motion picture exhibition business if (i) such Person's theatres are managed by the Company or such Restricted Subsidiary, (ii) such equity interest is acquired solely in exchange for services rendered in connection with the management of such Person's theatres, and (iii) the Board of Directors of the Company determines that such acquisition is in the best interest of the Company;

         (f) Investments by Restricted Subsidiaries in the Company;

         (g) Investments in the form of consideration for Property or equity securities sold or otherwise disposed of in accordance with Section 7.2;

         (h) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

         (i) Bank accounts maintained in any commercial bank;

         (j) to the extent permitted under the Senior Subordinated Note Indentures, Investments in Cinemark International or its Subsidiaries not exceeding $75,000,000 in the aggregate from the Closing Date provided that such Investments shall not exceed $50,000,000 from the Closing Date in the aggregate from the Closing Date through December 31, 1998; such Investments to be valued at the time made;

         (k) refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business;

         (l) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

         (m) repurchases of Senior Subordinated Notes not exceeding $10,000,000 in the aggregate;

         (n) any consolidation or merger of a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company into the Company or a Restricted Subsidiary that is a Wholly-Owned Subsidiary to the extent otherwise permitted under the Senior Subordinated Note Indentures;

         (o) Investments permitted as Restricted Payments under Section 7.10;

         (p) Investments in (i) Restricted Subsidiaries or (ii) joint ventures, partnerships and other Persons so long as such joint ventures, partnerships and other Persons will, as a result of making such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary ; and

         (q) Other Investments not exceeding $10,000,000 in the aggregate outstanding at any time from the Closing Date.

         7.5 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) endorsements for collection or deposit in the ordinary course of business as presently conducted; and

         (c) Indebtedness existing on the Closing Date (other than the Senior Subordinated Notes) and set forth in Schedule 7.5, or Subordinated Indebtedness in a principal amount not exceeding such Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value, such Indebtedness; provided such new Indebtedness does not have a final maturity date earlier than the Indebtedness being repaid or refunded nor have terms any more restrictive than the Indebtedness being repaid or refunded;

         (d) the Senior Subordinated Notes and any unsecured senior or subordinated Indebtedness, all the net proceeds of which are used, concurrently with the incurrence thereof, to repay, refund, refinance, defease, repurchase, redeem or otherwise acquire for value in whole or in part the Senior Subordinated Notes (including all accrued interest and any prepayment premium, if any, thereon), requiring no repayment or prepayment of principal prior to the Maturity Date and having terms (other than pricing) no more materially restrictive on the Company than the Senior Subordinated Notes;

         (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.9;

         (f) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding incurred in respect of letters of credit to secure Swap Contracts (provided that the total amount of Indebtedness incurred in respect of letters of credit to secure Swap Contracts, when added together with any cash deposits collateralizing obligations with respect to Swap Contracts, shall not exceed $5,000,000), or to support property, liability and workers' compensation insurance, performance bonds (which may be in the form of letters of credit) for construction contracts let by the Company and its Subsidiaries in the ordinary course of business (provided that to the extent that such performance bonds secure Indebtedness, such Indebtedness is otherwise permitted under this Section 7.5), surety bonds and appeal bonds (which, in each case, may be in the form of letters of credit) required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any Subsidiary of the Company or in connection with judgments that do not result in a Default or an Event of Default;

         (g) Indebtedness representing Purchase Money Obligations in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

         (h) Indebtedness owing to a Restricted Subsidiary of the Company or to the Company by a Restricted Subsidiary;

         (i) Permitted Swap Obligations; and

         (j) the Company may incur (but not refinance or refund) additional unsecured subordinated Indebtedness not exceeding a cumulative aggregate principal amount of $25,000,000, which Indebtedness has terms (other than pricing) no more materially restrictive on the Company than this Agreement.

         7.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Restricted Subsidiary, except (a) as expressly permitted by this Agreement, or (b) unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary; provided, however, that transactions between or among the Company and its Restricted Subsidiaries which are not otherwise prohibited by this Agreement, transactions permitted under Section 7.10 and any employment agreement entered into by the Company or its Subsidiaries in the ordinary course of business, in each case shall not be deemed a transaction with an Affiliate.

         7.7 USE OF PROCEEDS. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.8 COMPLIANCE WITH ERISA. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         7.9 LEASE OBLIGATIONS. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

         (a) leases of the Company and its Restricted Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof; and

         (b) Operating Leases entered into or assumed by the Company or any of its Restricted Subsidiaries after the Closing Date in the ordinary course of business, including without limitation sale-leaseback transactions.

         7.10 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make any Restricted Payment, except that the Company and any Restricted Subsidiary of the Company may:

         (a) declare and make dividend payments or other distributions payable solely in its capital stock or in options, warrants or rights to acquire its capital stock;

         (b) declare and make dividends payments or other distributions from a Wholly-Owned Subsidiary of the Company to the Company or to another Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary;

         (c) make payments of up to $1,500,000 in the aggregate annually to repurchase capital stock of the Company held by employees of the Company upon termination of such employment;

         (d) purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock;

         (e) repay but not prepay subordinated Indebtedness issued as permitted by Section 7.5(k); provided that immediately prior to and after giving effect to such repayment, no Default or Event of Default would exist;

         (f) make Restricted Payments solely out of 50% of net income (less 100% of net losses) of the Company and its Restricted Subsidiaries arising after December 31, 1997 computed on a cumulative consolidated basis; provided, however, that immediately prior to and after giving effect to such proposed payment, no Default or Event of Default would exist;

         (g) make Restricted Payments out of the net proceeds received by the Company from:

             (i) the issuance or sale (other than to a Restricted Subsidiary of the Company) of (A) Capital Stock of the Company, including any such shares issued upon exercise of any warrants, options or similar rights subsequent to the Closing Date, or (B) Indebtedness that is convertible into Capital Stock of the Company to the extent such Indebtedness is so converted (collectively, the "Securities");

             (ii) capital contributions, or

             (iii) an amount equal to the net reduction in Investments resulting from payments of principal of indebtedness, return of capital and other transfers of assets or from designations of Restricted Subsidiaries as Unrestricted Subsidiaries;

provided, however, that immediately prior to and after giving effect to such payment, no Default or Event of Default would exist;

         (h) make additional Restricted Payments in an amount not exceeding $15,000,000 on a cumulative basis; provided, however, that immediately prior to and after giving effect to such payment no Default or Event of Default would exist; and

         (i) make payment of any dividend within 60 calendar days after the date of its declaration if the dividend would have been permitted on the date of declaration.

         Any payments made pursuant to Sections 7.10(a) through (e) shall not be deemed to be Restricted Payments for the purpose of the computation of Sections 7.10(f), (g), and (h).

         7.11 PREPAYMENTS OF SENIOR SUBORDINATED NOTES. Except as otherwise permitted herein, the Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, prepay the Senior Subordinated Notes.

         7.12 TOTAL INDEBTEDNESS TO ANNUALIZED CASH FLOW RATIO. The Company shall not permit at any time its ratio of (a) Total Indebtedness to (b) Annualized Cash Flow for the four fiscal quarters ending on such date to exceed the ratio set forth opposite each fiscal quarter set forth below:

Fiscal Quarters Ending                           Maximum Ratio
----------------------                           -------------
Closing Date through 12/31/98                     6.00 to 1
3/31/99 through 6/30/99                           5.75 to 1
9/30/99 through 12/31/99                          5.50 to 1

3/31/00 through 6/30/00                           5.25 to 1
9/30/00 through 12/31/00                          5.00 to 1
3/31/01 through 6/30/01                           4.75 to 1

9/30/01 through 12/31/01                          4.50 to 1
3/31/02 through 6/30/02                           4.25 to 1
9/30/02 and thereafter                            4.00 to 1

         7.13 DEBT SERVICE COVERAGE RATIO. The Company shall not permit at the end of any fiscal quarter its ratio of (a) Annualized Cash Flow for the four fiscal quarters then ended plus lease expense (excluding deferred lease expense) for the following four fiscal quarters to (b) the sum of scheduled principal payments on Total Indebtedness for the following four fiscal quarters plus Consolidated Cash Interest Expense (based on the principal amount of Total Indebtedness outstanding as of the end of such fiscal quarter and interest rates then in effect) for the following four fiscal quarters plus lease expense (excluding deferred lease expense) for the following four fiscal quarters to be less than (i) from the Closing Date through and including September 30, 2001,
1.25 to 1.00 and (ii) 1.10 to 1.00 thereafter.

         7.14 CHANGE IN BUSINESS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         7.15 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Restricted Subsidiaries.

         7.16 LIMITATIONS ON PAYMENTS. The Company shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, agree to any restriction or limitation on the upstreaming of payments from any Restricted Subsidiary to the Company other than immaterial amounts in the ordinary course of business.

         7.17 LIMITATION ON NEGATIVE PLEDGES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, be a party to any agreement prohibiting, or amend any agreement to prohibit, the creation or assumption of any Lien in favor of the Administrative Agent and the Banks upon its properties or assets, whether now owned or hereafter acquired, except for:

         (a) restrictions on collateral securing Indebtedness permitted to be secured by Section 7.5 contained in instruments governing such Indebtedness; and

         (b) subordination agreements subordinating the Company's claims against Cinemark International. to those of the administrative agent and the banks under the Cinemark International Credit Agreement.

                                    SECTION 8
                                EVENTS OF DEFAULT

         8.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

         (a) NON-PAYMENT. The Company fails to pay, when and as required to be paid herein, any principal of any Loan, or shall fail to pay within two Business Days of the due date hereof any interest, fees or other amount payable hereunder or pursuant to any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or its Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Sections 7.3, 7.12, 7.13 or 7.17; or

         (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in Section 6.1, 6.2, 6.3, 6.9, 7.1, 7.2, 7.4 through 7.11, inclusive, 7.14, 7.15 or 7.16 and such default shall continue unremedied for a period of three days, or the Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default under other terms or covenants shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

         (e) CROSS-DEFAULTS. (i) The Company or any of its Restricted Subsidiaries (A) fails to make any payment in respect of any Indebtedness (other than the Senior Subordinated Note Indentures or in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount of $1,000,000 or more (other than the Senior Subordinated Note Indentures), and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any Contingent Obligation in an amount of $1,000,000 or more to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the

Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $1,000,000; or

         (f) CROSS-DEFAULT TO SENIOR SUBORDINATED NOTE INDENTURES. The occurrence and continuance of any Event of Default under, and as defined in, the Senior Subordinated Note Indentures; or

         (g) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any of its Material Restricted Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

         (h) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Restricted Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Material Restricted Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Material Restricted Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Material Restricted Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

         (i) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $1,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $1,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $1,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $1,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $1,000,000; (ix) a violation of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $1,000,000; (x) any member of the Controlled Group is assessed a tax under Section 4980B of the Code in excess of $1,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $1,000,000.

         (j) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Material Restricted Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance, including insurance through a related captive insurance company, but excluding self-insurance) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

         (k) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Company or any of its Material Restricted Subsidiaries which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (l) COLLATERAL. Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against any Pledgor or any Pledgor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, and if, in either case, such cessation is the result of a change in law, such cessation shall continue for 10 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such cessation or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

         (m) LOAN DOCUMENTS. The Loan Agreement, Notes, Guaranty or Pledge Agreement at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Banks, is materially adverse to the interests of the Banks; or the Company or any Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or any Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) occurs under any other Loan Document; or

         (n) ADVERSE CHANGE. There shall occur a Material Adverse Effect; or

         (o) CHANGE OF CONTROL.

             (i) Prior to the Recapitalization Date: (A) a Change in Control Event or (B) the failure of the Mitchell Family (1) to own at least 50% of all issued and outstanding Voting Stock of the Company, and such default shall continue unremedied for a period of 30 days, (2) to own a majority of all issued and outstanding Capital Stock of the Company at all times, or (3) to have designated a majority of the Board of Directors of the Company, or

             (ii) from and after the Recapitalization Date: (A) a Change in Control Event (excluding the Recapitalization as a Change in Control Event itself), (B) the failure of the Mitchell Family (1) to own at least 50% of all Voting Stock of Cinemark Theatres Holdings, and such default shall continue unremedied for a period of 30 days, (2) to own a majority of all Capital Stock of Cinemark Theatres Holdings at all times, or (3) to have designated a majority of the Board of Directors of Cinemark Theatres Holdings or (C) the failure of Cinemark Theatres Holdings to beneficially own all the outstanding Capital Stock of the Company.

         8.2 REMEDIES. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments and obligations shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in paragraph (g) or (h) of Section 8.1 above (in the case of clause (i) of paragraph (h) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

         8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    SECTION 9
                                   THE AGENTS

         9.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 LIABILITY OF AGENTS. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Bank shall not have made available to the Administrative Agent the Bank's ratable portion of such Borrowing.

         9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Section 8; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including fees and expenses of counsel and the allocated cost of in-house counsel). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

         9.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         9.10    COLLATERAL MATTERS.

         (a) The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Pledge Agreements which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Pledge Agreements. In connection with the Recapitalization, the Administrative Agent is authorized to release the stock collateral held under the Mitchell Family Pledge Agreement to the extent necessary, against delivery of the stock of the Company owned by Cinemark Theatres Holdings.

         (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting Property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, subject to
Section 10.1(f). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b).

         (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any of its Subsidiaries) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

         9.11 SYNDICATION AGENT, CO-AGENTS. The Banks identified on the facing page or signature pages of this Agreement as the "Syndication Agent" and the "Co-Agents" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Syndication Agent and the Co-Agents shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Syndication Agent or any Co-Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.




                                   SECTION 10

                                 MISCELLANEOUS

10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Company and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Administrative Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2(a)) or subject any Bank to any additional obligations hereunder or under any Loan Document; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document (other than Swap Contracts); (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder or under any Loan Document; (e) amend this Section 10.1 or
Section 2.15; or (f) discharge any Guarantor or Pledgor, or release any part of the Collateral except as permitted by Section 6.12; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         10.2 NOTICES. All notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 10.2 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 10.2 hereto; and if to the Administrative Agent, to its address specified on Schedule 10.2 hereto; or, as to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written notices pursuant to Section 2 shall not be effective until received by the Administrative Agent.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4 COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

         (a) reimburse BofA (including in its capacity as Administrative Agent) on demand for all reasonable costs and expenses incurred in connection with the development, syndication, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to BofA (including in its capacity as Administrative Agent) (and the allocated cost of internal counsel) with respect thereto;

         (b) reimburse each Bank and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Administrative Agent and to each of the Banks; and

         (c) reimburse the Administrative Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs (a) and (b) above.

         10.5 GENERAL INDEMNITY. The Company shall pay, indemnify, and hold each Bank, the Administrative Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities (i) arising from the gross negligence or willful misconduct of such Indemnified Person (ii) with respect to judicial proceedings commenced against such Indemnified Person by any holder of the debt or equity securities of such Indemnified Person based solely on the rights afforded such holder in its capacity as such, and (iii) with respect to judicial proceedings commenced solely against such Indemnified Person by another Bank, Assignee or Participant to the extent based on a cause of action against such Indemnified Person and not the Company or any Restricted Subsidiary. The obligations in this Section 10.5 shall survive payment of all other Obligations. The Company shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Indemnified Persons acting reasonably) and at the sole expense of the Company, the conduct and settlement of any Indemnified Liabilities, and the Indemnified Person shall cooperate with the Company in connection therewith; provided that the Company shall permit the Indemnified Person to participate in such conduct and settlement through counsel chosen by the Indemnified Person, but the fees and expenses of such counsel shall be borne by the Indemnified Person. Notwithstanding the foregoing, the Indemnified Person shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be at the Company's costs and expense if the interests of the Company and the Indemnified Person become adverse in any such claim or course of action; provided, however, the Company, in such event, shall only be liable for the reasonable legal expenses of one counsel for all of such Indemnified Persons. The Company shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld. All amounts owing under this Section 10.5 shall be paid within 30 days after demand.

         10.6 MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

         10.8    ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) Any Bank may, with the prior written consent of the Company at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 and multiples of $1,000,000 in excess thereof; provided, however, that (i) the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Assignment and Acceptance in the form of Exhibit D ("Notice of Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $2,500.

         (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received an executed Notice of Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Notice of Assignment and Acceptance and payment of the processing fee, the Company shall, upon the request of the Assignee made through the Administrative Agent, execute and deliver to the Administrative Agent, one or more new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank had previously requested one or more Notes and has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Notice of Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

         10.9 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.9 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         10.14 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         10.15   GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.17 NOTICE OF CLAIMS; CLAIMS BAR. THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

         10.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fees described in the term sheet referenced in Section 2.11.

         10.19 INTERPRETATION. This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in the preparation of such documents and agreements.

         10.20 AMENDMENT AND RESTATEMENT OF EXISTING CREDIT FACILITY; WAIVER OF BREAKFUNDING FEES. This Agreement amends and restates the Existing Credit Facility as of the Closing Date, and advances outstanding under the Existing Credit Facility (the "Continuing Loans") shall be deemed Loans continuing and outstanding hereunder from and after the Closing Date. In order to cause all Continuing Loans to be continued ratably by all Banks in accordance with their new respective Pro Rata Shares hereunder, the Company shall be deemed to have timely requested that all Continuing Loans be continued on the Closing Date as Offshore Rate Loans hereunder made by all Banks in accordance with their new respective Pro Rata Share. The Banks and the Administrative Agent hereby waive the requirement that the Company pay any amounts under Section 3.4 in connection with the continuation of the Continuing Loans on other than the last day of the Interest Period applicable thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  CINEMARK USA, INC.

                                  By  /s/ JEFF STEDMAN
                                    -----------------------------------------
                                  Name Jeff Stedman
                                      ---------------------------------------
                                  Title Senior Vice President
                                       --------------------------------------


                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                  AS ADMINISTRATIVE AGENT

                                  By  /s/ DAVID PRICE
                                    -----------------------------------------
                                        David Price
                                        Vice President

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                  AS ISSUING BANK AND A
                                  BANK

                                  By  /s/ ROBERT LAGACE
                                    -----------------------------------------
                                         Robert Lagace
                                         Managing Director

                                  NATIONSBANK OF TEXAS, N.A.,
                                  AS SYNDICATION AGENT AND A BANK

                                  By  /s/ [ILLEGIBLE]
                                    -----------------------------------------
                                  Name
                                      ---------------------------------------
                                  Title  VICE PRESIDENT
                                       --------------------------------------

                                  BANKBOSTON, NA.,
                                  AS A CO-AGENT AND A BANK

                                  By  /s/  DAVID B. HERTER
                                    -----------------------------------------
                                  Name  David B. Herter
                                      ---------------------------------------
                                  Title  Managing Director
                                       --------------------------------------

                                  THE BANK OF NOVA SCOTIA,
                                  AS A CO-AGENT AND A BANK

                                  By  /s/ TERRY K. FRYETT
                                    -----------------------------------------
                                  Name  TERRY K. FRYETT
                                      ---------------------------------------
                                  Title  AUTHORIZED SIGNATORY
                                       --------------------------------------

                                  CIBC INC.,
                                  AS A CO-AGENT AND A BANK

                                  By /s/  COLLEEN RISORTO
                                    -----------------------------------------
                                  Name  COLLEEN RISORTO
                                      ---------------------------------------
                                  Title EXECUTIVE DIRECTOR
                                       --------------------------------------
                                        CIBC Oppenheimer Corp., AS AGENT

                                  FLEET BANK, N.A.
                                  AS A CO-AGENT AND A BANK

                                  By  /s/ LEONARD MADDOX
                                    -----------------------------------------
                                  Name LEONARD MADDOX
                                      ---------------------------------------
                                  Title SENIOR VICE PRESIDENT
                                       --------------------------------------

                                  THE BANK OF NEW YORK

                                  By /s/ GEOFFREY C. BROOKS
                                    -----------------------------------------
                                  Name  Geoffrey C. Brooks
                                      ---------------------------------------
                                  Title  Vice President
                                       --------------------------------------

                                  THE BANK OF MONTREAL

                                  By  /s/ W. T. CALDER
                                    -----------------------------------------
                                  Name W.T. CALDER
                                      ---------------------------------------
                                  Title DIRECTOR
                                       --------------------------------------

                                  COMERICA BANK - TEXAS

                                  By  /s/ WILLIAM J. ROLLEY V.P.
                                    -----------------------------------------
                                  Name William J. Rolley
                                      ---------------------------------------
                                  Title Vice President
                                       --------------------------------------

                                  FIRST HAWAIIAN BANK

                                  By /s/ DONALD C. YOUNG
                                    -----------------------------------------
                                  Name Donald C. Young
                                      ---------------------------------------
                                  Title vice President
                                       --------------------------------------

                                  THE FUJI BANK, LIMITED

                                  By /s/ TEIJI TERAMOTO
                                    -----------------------------------------
                                  Name TEIJI TERAMOTO
                                      ---------------------------------------
                                  Title VICE PRESIDENT & MANAGER
                                       --------------------------------------

                                  PNC BANK, NATIONAL ASSOCIATION

                                  By /s/  JEFFREY E. HAUSER
                                    -----------------------------------------
                                  Name JEFFREY E. HAUSER
                                      ---------------------------------------
                                  Title  VICE PRESIDENT
                                       --------------------------------------

                                  THE SUMITOMO BANK, LIMITED

                                  By /s/ MICHAEL R. PAVELL
                                    -----------------------------------------
                                  Name Mr. Michael R. Pavell
                                      ---------------------------------------
                                  Title Assistant Vice President
                                       --------------------------------------


                                  By /s/ KIRK L. STITES
                                    -----------------------------------------
                                  Name Mr. Kirk L. Stites
                                      ---------------------------------------
                                  Title Vice President & Manager
                                       --------------------------------------

                                  UNION BANK OF CALIFORNIA, N.A.

                                  By /s/ SOMIA L. ISSACS
                                    -----------------------------------------
                                  Name Sonia L. Issacs
                                      ---------------------------------------
                                  Title Vice President
                                       --------------------------------------

                                                                    SCHEDULE 1.1

                   PROFORMA CASH FLOW FOR ANNUALIZED THEATRES



Proforma Cash Flow for Annualized Theatres shall be the sum of the Proforma Cash Flow for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth below:



Proforma Cash Flow for each Annualized Theatre = Actual Full Quarter Cash Flow
                                                 -----------------------------
                                                    Annualization Factor


              Where:

              Actual Full Quarter Cash Flow means the sum of actual Cash Flow from each Annualized Theatre for each Included Quarter.

              Included Quarter means each full quarter that such Annualized Theatre was in operation during the measurement period.

              Annualization Factor means the sum of annualization factors set forth below for Included Quarters:

              Quarter ending March 31 of each year                              0.22
              Quarter ending June 30 of each year                               0.24
              Quarter ending September 30 of each year                          0.31
              Quarter ending December 31 of each year                           0.23
                                                                                ====
                                                 Total                        100.00

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES

Bank                                                           Commitment       Pro Rata Share
----                                                           ----------       --------------
Bank of America National  Trust and Savings  Association     $  50,000,000      14.285714286%

NationsBank of Texas, N.A                                       50,000,000      14.285714286%

BankBoston, N.A                                                 30,000,000       8.571428571%

The Bank of Nova Scotia                                         30,000,000       8.571428571%

CIBC Inc.                                                       30,000,000       8.571428571%

Fleet Bank, N.A                                                 30,000,000       8.571428571%

Comerica Bank - Texas                                           25,000,000       7.142857142%

Bank of Montreal                                                15,000,000       4.285714286%

The Bank of New York                                            15,000,000       4.285714286%

First Hawaiian Bank                                             15,000,000       4.285714286%

The Fuji Bank, Limited                                          15,000,000       4.285714286%

PNC Bank, National Association                                  15,000,000       4.285714286%

The Sumitomo Bank, Limited                                      15,000,000       4.285714286%

Union Bank of California, N.A                                   15,000,000       4.285714286%
                                                             =============     =============
TOTAL                                                        $ 350,000,000     100.000000000%

                                                                    SCHEDULE 5.7

                                   ERISA PLANS

Cinemark USA Benefit Plans

1        Cinemark USA, Inc. 401(k) Profit Sharing Plan

2        Cinemark USA, Inc. Group Long Term Disability Plan

3        Cinemark USA, Inc. Group Health, Life and Cafeteria Plan

4        Cinemark USA, Inc. Nonqualified Stock Option Plan

5        Cinemark USA, Inc. Flexible Benefits Plan

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES



                                 (See Attached)

                                                                    SCHEDULE 7.5

                         EXISTING LIENS AND INDEBTEDNESS

A.       Existing Indebtedness

         1.   Obligations under the Senior Subordinated Note Indentures.

B.       Existing Liens

         1.   Trustees Lien pursuant to Senior Subordinated Note Indentures.

         2.   UCC Filing with State of Texas

              a.   Date: August 5, 1992
                   File Number: 92-00155512
                   Debtor: Cinemark USA, Inc.
                   Secured Party: Cinamerica Theatres L.P.
                   Property: Equipment

              b.   Date: August 5, 1992
                   File Number: 92-00155513
                   Debtor: Cinemark USA, Inc.
                   Secured Party: Cinamerica Theatres L.P.
                   Property: Equipment

              c.   Date: August 17, 1992
                   File Number: 92-00162712
                   Debtor: Cinemark USA, Inc.
                   Secured Party: United Artists Theatre Circuit, Inc.
                   Property: Equipment

         3. Obligations under that Certain promissory note dated April 10, 1997 payable to Melvin C. Loeffler and Mattie B. Loeffler in the principal amount of $365,000.

SCHEDULE 10.2

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

CINEMARK USA, INC.

CINEMARK USA, INC.
Suite 800
7502 Greenville Avenue
Dallas, Texas 75231-3830
Attention:     Jeffrey Stedman
                      Telephone:  (214) 860-0785
                      Facsimile:  (214) 696-3946

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Administrative Agent

Notices of Borrowing and Notices of Conversion/Continuation:

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
Concord, California 94520
Attention:     Clayton Choo
               Telephone: (510) 675-8453
               Facsimile: (510) 675-8500

Other Notices:

Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:     David Price
               Vice President
               Telephone:  (415) 436-3496
               Facsimile:  (415) 436-3425

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 Flower Street, 11th Floor
Los Angeles, California 90071
Attention:
               Jon Varnell
               Managing Director
               Credit Products #3283
               Telephone:  (213) 228-6181
               Facsimile: (213) 228-2641

NATIONSBANK OF TEXAS, N.A.

Domestic and Offshore Lending Office and Notices:

NationsBank of Texas, N.A.
901 Main Street, 64th Floor
Dallas, Texas  75202
Attention:     Whitney L. Busse
               Vice President
               Telephone:  (214) 508-0950
               Facsimile:  (214) 508-9390

CIBC INC.

Domestic and Offshore Lending Office and Notices:

CIBC Wood Gundy Securities Corp., "as Agent"
for CIBC Inc.
425 Lexington Avenue
Media Group, 6th Floor
New York, New York 10017
Attention:     Deborah Strek
               Telephone:  (212) 856-3732
               Facsimile:  (212) 856-3558

THE BANK OF NEW YORK

Domestic and Offshore Lending Office and Notices:

The Bank of New York
Communications Division, 16th Floor South
One Wall Street
New York, New York  10286
Attention:     Joseph P. Matteo
               Vice President
               Telephone:  (212) 635-8609
               Facsimile:  (212) 635-8595

BANKBOSTON, N.A.

Domestic and Offshore Lending Office and Notices:

BankBoston, N.A.
Media & Communications
100 Federal Street MS 01-08-04
Boston, MA  02110
Attention:     Matthew E. Murphy
               Vice President
               Telephone:  (617) 434-7956
               Facsimile:  (617) 434-3401

FLEET BANK, N.A.

Domestic and Offshore Lending Office and Notices:

Fleet Bank, N.A.
175 Water Street
New York, New York 10038
Attention:     Eric S. Meyer
               Vice President
               Telephone:  (212) 602-2688
               Facsimile:  (212) 602-2663

COMERICA BANK - TEXAS

Domestic and Offshore Lending Office and Notices:

Comerica Bank - Texas
4100 Spring Valley Road, Suite 900
Dallas, TX  75244
Attention:     William J. Rolley
               Vice President
               Telephone:  (214) 818-2113
               Facsimile:  (214) 818-2127

THE BANK OF NOVA SCOTIA

Domestic and Offshore Lending Office and Notices:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:     Townsend W. Devereux
               Telephone:  (212) 225-5049
               Facsimile:  (212) 225-5090

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:     Vince Fitzgerald

THE FUJI BANK, LIMITED

Domestic and Offshore Lending Office and Notices:

The Fuji Bank, Limited
Two World Trade Center, 79th Floor
New York, NY 10048
Attention:     Bryan Carlson
               Telephone:  (212) 898-2061
               Facsimile:  (212) 898-2399
with a copy to:

The Fuji Bank, Limited
Two World Trade Center, 79th Floor
New York, NY 10048
Attention:     Teiji Teramoto
               Vice President and Manager

THE SUMITOMO BANK, LIMITED

Domestic and Offshore Lending Office and Notices:

The Sumitomo Bank, Limited
233 S. Wacker Drive, Suite 5400
Chicago, IL 60606

The Sumitomo Bank, Limited
1601 Elm Street, suite 4250
Dallas, TX 75201
Attention:     Amy Hooser
               Telephone:  (214) 979-0295
               Facsimile:  (214) 979-0571

with a copy to:

The Sumitomo Bank, Limited
1601 Elm Street, suite 4250
Dallas, TX 75201
Attention:     Michael R. Pavell
               Assistant Vice President
               Telephone:  (214) 979-3214
               Facsimile:  (214) 979-0571

BANK OF MONTREAL

Domestic and Offshore Lending Office and Notices:

Bank of Montreal
115 South LaSalle Street
Chicago, IL 60603
Attention:     Josie Nichols
               Telephone:  (312) 750-3948
               Facsimile:  (312) 750-4304
with a copy to:

Bank of Montreal
430 Park Avenue
New York, NY 10021
Attention:     Chris Young
               Telephone:  (212) 605-1529
               Facsimile:  (212) 605-1648

FIRST HAWAIIAN BANK

Domestic and Offshore Lending Office and Notices:

First Hawaiian Bank
999 Bishop Street, 11th Floor
Honolulu, HI 95813
Attention:     Brenda Deekins
               Telephone:  (808) 525-8100
               Facsimile:  (808) 525-5085

with a copy to:

First Hawaiian Bank
3333 Michelson Drive, #510
Irvine, CA 92612
Attention:     Donald C. Young
               Telephone:  (714) 975-1904
               Facsimile:  (714) 475-1220

PNC BANK, NATIONAL ASSOCIATION

Domestic and Offshore Lending Office and Notices:

PNC Bank, National Association
Communications Banking Division
21st Floor, Mail Stop F2-F070-21-1
1600 Market Street
Philadelphia, PA 19103
Attention:     Pat Marchisello
               Telephone:  (215) 585-8105
               Facsimile:  (215) 585-7485
with a copy to:

PNC Bank, National Association
Communications Banking Division
21st Floor, Mail Stop F2-F070-21-1
1600 Market Street
Philadelphia, PA 19103
Attention:     Jeffrey E. Hauser
               Vice President
               Telephone:  (215) 585-6468
               Facsimile:  (215) 585-6680

UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office and Notices:

Union Bank of California, N.A.
445 South Figueroa Street, G15-075
Los Angeles, CA 90071
Attention:     Aurora Layug
               Telephone:  (213) 236-5015
               Facsimile:  (213) 236-5276

with a copy to:

Union Bank of California, N.A.
445 South Figueroa Street, G15-075
Los Angeles, CA 90071
Attention:     Sonia Isaacs
               Vice President
               Telephone:  (213) 236-7834
               Facsimile:  (213) 236-5247

EXHIBIT A

                           FORM OF NOTICE OF BORROWING

TO: Bank of America National Trust and Savings Association, as Administrative Agent

         Pursuant to Section 2.3 of that certain Second Amended and Restated Reducing Revolving Credit Agreement dated as of February 12, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Cinemark USA, Inc. (the "Company"), the Banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), NationsBank of Texas, N.A. as Syndication Agent, and BankBoston, N.A., The Bank of Nova Scotia, CIBC Inc. and Fleet Bank, N.A., as Co-Agents, this represents the Company's request to borrow on from the Banks, according to their respective Pro Rata Share, $ ___________ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a -month period]. The proceeds of such Loans are to be deposited in the Company's account at the Administrative Agent.

         The undersigned Responsible Officer hereby certifies that:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

DATED:
      ------------------

                                  CINEMARK USA, INC.

                                  By
                                    -----------------------------------
                                  Name
                                      ---------------------------------
                                  Title
                                       --------------------------------

EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION



TO: Bank of America National Trust and Savings Association, as Administrative Agent

         1. Conversion Selection. Pursuant to Section 2.4 of that certain

Second Amended and Restated Reducing Revolving Credit Agreement dated as of February 12, 1998 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Cinemark USA, Inc., a Texas corporation (the "Company"), the Banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), NationsBank of Texas, N.A. as Syndication Agent, and BankBoston, N.A., The Bank of Nova Scotia, CIBC Inc. and Fleet Bank, N.A., as Co-Agents, this represents the Company's request to convert $________________of existing [Base Rate] [Offshore Rate] Loans on _______________, ______, to [Offshore Rate] [Base Rate] Loans, as follows:

                                                     Interest Period

                                                     (Offshore
                   Dollar Amount                     Rate Loans)
                   -------------                     ----------

                   $_____ _____                      ________months

         2. Continuation Selection. (Offshore Rate Loans). Pursuant to Section
2.4 of the Agreement, please continue $_______of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:

                                                     Requested
                  Dollar Amount                      Interest Period
                  -------------                      ---------------

                  $___________                       ______ months

                                  CINEMARK USA, INC.

                                   By
                                      -----------------------------------
                                   Name
                                        ---------------------------------
                                   Title
                                         --------------------------------

                                   EXHIBIT C-1

                           SECOND AMENDED AND RESTATED

                        MITCHELL FAMILY PLEDGE AGREEMENT

         THIS SECOND AMENDED AND RESTATED MITCHELL FAMILY PLEDGE AGREEMENT (this "Agreement"), dated as of February 12, 1998, is executed by CINEMARK, USA, INC., a Texas corporation (the "Company") and the undersigned pledgors (each a "Pledgor" and collectively, the "Pledgors") for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as agent (in such capacity herein called the "Administrative Agent") for itself and each Bank (as hereinafter defined) in its capacity as a lender under the Credit Agreement referred to below and as a counterparty under any Swap Contract (the Administrative Agent and each Bank in such capacities are referred to herein collectively as the "Secured Parties"), and amends and restates the Pledge Agreement dated as of February 14, 1996 executed by the Pledgors in favor of the Administrative Agent, as amended and restated by that certain First Amended and Restated Mitchell Family Pledge Agreement dated as of December 12, 1996, as amended.

                                    RECITALS

     A. Concurrently herewith, the Company, the banks signatories thereto (such banks, and other banks from time to time signatory thereto and banks from time to time purchasing a participation in a signatory bank's interest therein, together with any Bank or any Affiliate of any Bank in its capacity as a counterparty under any Swap Contract, collectively, the "Banks" and individually a "Bank"), the Administrative Agent, NationsBank of Texas, N.A. as Syndication Agent, and BankBoston, N.A., The Bank of Nova Scotia, CIBC Inc. and Fleet Bank, N.A., as Co-Agents, are entering into a Second Amended and Restated Credit Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), subject to and upon the condition among others, that the Pledgors execute this Agreement in favor of the Secured Parties. The Credit Agreement amends and restates the Existing Credit Facility.


     B. From time to time a Bank, in its capacity as a counterparty, may enter into one or more Swap Contracts with the Company, and the parties hereto desire that the obligations of the Company under any such Swap Contracts be secured hereby.


     C. It is a condition precedent to the making of the Credit Extensions by the Banks under the Credit Agreement that the Pledgors shall have granted the security interest contemplated by this Agreement and the Secured Parties are relying on the undertakings of the Pledgors and the Company contained herein.


     D. Terms defined and the rules of construction in the Credit Agreement have, unless the context otherwise requires, the same meanings in this Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1.  GRANT OF SECURITY INTEREST.

         (a) As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations to any Secured Party, now existing or hereafter arising, each Pledgor hereby pledges, assigns and transfers to the Administrative Agent for purposes of security and for the equal benefit of the Secured Parties, and hereby grants to the Administrative Agent for the equal benefit of the Secured Parties, a lien on, and security interest in, all of such Pledgor's right, title and interest in, to and under the following, whether now or hereafter existing and whether now owned or hereafter acquired (collectively, the "Collateral"):

                  (i) all shares opposite such Pledgor's name, as set forth on Schedule 1 (collectively, the "Pledged Shares");

                  (ii) all additional shares of stock of the Company from time to time acquired by such Pledgor in any manner;

                  (iii) the certificates representing the shares referred to in paragraphs (i) and (ii) above; and

                  (iv) all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the shares referred to in paragraphs (i) and (ii) above (all of the foregoing being the "Proceeds"); provided, however, that so long as no Event of Default has occurred and is continuing, each Pledgor may receive free and clear of any security interest under this Agreement any cash dividends paid in respect of the Pledged Shares.

         (b) All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in its name or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 6(a). In addition, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         (c) Notwithstanding anything contained in this Agreement to the contrary, and except for the obligation of each Pledgor to deliver the Collateral owned by such Pledgor to the Secured

Parties pursuant to the provisions hereof, in no event shall any Pledgor have any personal liability with respect to the Obligations or any obligations, debt or other liabilities that may arise under this Agreement and Secured Parties recourse against such Pledgor shall be limited solely to the Collateral owned by such Pledgor.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures, in accordance with the provisions hereof, the payment by the Company of all of the Obligations to any Secured Party under any Loan Document, including under any Swap Contract, and all obligations of the Company and each Pledgor under this Agreement, in each case now existing or hereafter arising. The Collateral shall secure the Obligations owing to the Secured Parties equally and ratably.

         3. REPRESENTATIONS AND WARRANTIES. The Company and each Pledgor severally represents and warrants as to himself or itself as follows:

         (a) The chief place of business and chief executive office of such Pledgor and the office where such Pledgor keeps its records concerning the Collateral (hereinafter, "Records") is located at the address for notices for such Pledgor as provided in Section 19(g).

         (b) The Pledged Shares owned by such Pledgor have been duly authorized and validly issued and are fully paid and nonassessable.

         (c) To the knowledge of Pledgor the Pledged Shares constitute at least the percentage of the issued and outstanding shares of stock or equity interests of the Company as of the Closing Date as disclosed on Schedule 1 attached hereto. There are no existing options, warrants, shareholder agreements, calls or commitments of any character whatsoever relating to any of the Pledged Shares owned by such Pledgor except as listed on Schedule 3.

         (d) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral owned by such Pledgor is on file in any recording office, except as may have been filed pursuant to this Agreement.

         (e) Such Pledgor is lawfully possessed of ownership of the Collateral owned by such Pledgor which exists on the date hereof, and has full power and lawful authority to grant the Liens in and on the Collateral hereunder.

         (f) This Agreement creates in favor of the Administrative Agent, for the equal benefit of the Secured Parties, a valid and enforceable Lien on the Pledged Shares owned by such Pledgor, subject to no Liens, securing the payment and performance of the Obligations, and all filings and other actions necessary to perfect such Lien with the priority described herein and in Section 5.13(c) of the Credit Agreement have been duly made or taken.

         (g) The Company and any such Pledgor which is a corporation is duly organized and existing under the laws of the state of its incorporation, and is properly licensed and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction in which it is doing business, except where the failure to be licensed or be in good standing or comply with any such statute will not have a material adverse effect on the ability of the Company or such Pledgor to perform its obligations hereunder or under any instrument or agreement required hereunder.

         (h) If such Pledgor is a trust (a "Trust"), it is evidenced by those certain trust agreement(s) described on Schedule 4 relating to such Trust, and a true and correct copy of such trust agreement, and all amendments thereto, has been delivered to the Administrative Agent. Such Trust is irrevocable. The trustee of such trust is duly authorized under the terms of such trust agreement to from time to time execute and deliver, reaffirm and/or renew, this Agreement. This Agreement is being executed and delivered for a proper trust purpose.

         (i) The execution, delivery and performance of this Agreement and any instrument or agreement required hereunder are within the corporate or trust power of the Company and such Pledgor, as the case may be, have been duly authorized by, and are not in conflict with the terms of any charter, by-laws, trust instrument or other organization papers, as applicable, of, the Company and such Pledgor.

         (j) No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement by the Company or such Pledgor of this Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to Administrative Agent.

         (k) There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Company or such Pledgor, which would be contravened by the execution, delivery, performance or enforcement by the Company or such Pledgor of this Agreement or any instrument or agreement required hereunder.

         (l) This Agreement is a legal, valid and binding agreement of the Company and such Pledgor, enforceable against the Company and such Pledgor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except where enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity.

         (m) There is no action, suit or proceeding pending against, or to the knowledge of the Company or such Pledgor, threatened against or affecting the Company or such Pledgor, before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of this Agreement.

         (n) The execution, delivery and performance by the Company and such Pledgor of this Agreement do not and would not be expected to conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or such Pledgor is a party.

         4.       FURTHER ASSURANCES; SUPPLEMENTS.

         (a) The Company and each Pledgor agree that from time to time, at the expense of such Person, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect the Liens granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Company and each Pledgor will execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby.

         (b) The Company and each Pledgor hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law.

         (c) The Company or each Pledgor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses, incident to its execution and acknowledgement of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with its execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         (d) Each Pledgor shall warrant and defend title to the Collateral against the claims and demands of all Persons (other than the Secured Parties or any Person claiming by or through any Secured Party) whomsoever.

         (e) Each Pledgor shall, upon obtaining any additional shares of the Company or any other securities constituting Collateral, and the Company shall, when required to do so by Section 18 hereof, cause the owner of such shares of the Company to, promptly deliver to the Administrative Agent a duly executed Pledge Agreement Supplement in substantially the form of Schedule 2 hereto (a "Pledge Agreement Supplement") identifying the additional shares which are being pledged. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Administrative Agent shall for all purposes hereunder constitute Collateral. Upon any person pledging shares hereunder, such person shall be deemed a Pledgor hereunder.

         5.       COVENANTS OF PLEDGORS AND COMPANY.

         (a) Each Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against its Pledged Shares or upon the Liens provided for herein as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might by law become a Lien (other than a Permitted Lien) thereon, and will retain copies of, and, upon request, permit the Administrative Agent or any other Secured Party to examine, receipts showing payment of any of the foregoing; provided, that no Pledgor shall be required to pay any such tax, assessment, charge or levy, the validity of which is being contested in good faith by appropriate proceedings.

         (b) Each Pledgor shall give the Administrative Agent at least 30 days' prior written notice before it changes the location of its chief executive office or the office where it keeps the Records and shall at the expense of such Pledgor execute and deliver such instruments and documents as required to maintain a prior perfected security interest and as reasonably requested by the Administrative Agent. Each Pledgor will hold and preserve all Records and will, upon reasonable request by the Administrative Agent or any Secured party at any time during normal business hours, permit the Administrative Agent or any Secured Party to inspect and make abstracts from such Records.

         (c) No Pledgor shall sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

         (d) No Pledgor shall create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interest created by this Agreement or the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to such Pledgor's rights to the Collateral against the claims and demands of all Persons whatsoever.

         (e) Each Pledgor will, upon becoming aware of such event, notify the Administrative Agent promptly, in reasonable detail, (i) of any material claim made or asserted against the Collateral by any Person; (ii) of any event which could reasonably be expected to have a material adverse effect on the value of the Collateral; (iii) of any event which could reasonably be expected to have a material adverse effect on the ability of the Administrative Agent to dispose of the Collateral or the rights and remedies of the Administrative Agent; and (iv) of the occurrence of any other event which would have a material adverse effect on the Collateral or on the security interest created hereunder.

         (f) Each Pledgor agrees that it will use its best efforts to cause the Company not to issue any stock or other securities in addition to or in substitution for the Pledged Shares except: (i) to a Pledgor, (ii) any stock options issued to employees of the Company and any shares of capital stock of the Company issuable upon the exercise of such options, and (iii) shares of common stock of the Company not exceeding 15% of the shares of common stock of the Company outstanding on the date of issuance after giving effect to such issuance.

         (g) Each Pledgor which is a trust agrees to immediately notify the Administrative Agent if: (a) its Trust is revoked or terminated; (b) its Trust is amended, in which case such Pledgor agrees to also provide the Administrative Agent with correct copies of the amendment(s); or (c) one or more trustee(s) change, in which case such Pledgor also agrees to provide the Administrative Agent with signature exemplars of any new trustee(s).

         (h) The Company will not issue any Voting Stock except in compliance with Section 18.

         6.       VOTING RIGHTS, DIVIDENDS, ETC.

         (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of paragraph (i) below, so long as written notice has not been given by the Administrative Agent to any Pledgor):

                  (i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Loan Documents;

                  (ii) each Pledgor shall be entitled to receive and retain free and clear of any security interest under this Agreement any and all dividends paid in respect of the Collateral, other than any and all:

                           (A) instruments and other property received,
                  receivable or otherwise distributed in exchange for, any Collateral,

                           (B) dividends and other distributions paid or payable
                  in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (C) cash paid, payable or otherwise distributed in
                  redemption of, or in exchange for, any Collateral all of which shall be, and all of which shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by each Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of each Pledgor, and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

                  (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as each Pledgor may reasonably request for the purpose of enabling each Pledgor to exercise

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         the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) If an Event of Default has occurred and is continuing:

                  (i) All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease upon written notice thereof from the Administrative Agent, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (ii) All rights of each Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to
         Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends.

                  (iii) All dividends which are received by any Pledgor contrary to the provisions of Section 6(a)(ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of each Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

         (c) In order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(a)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(a)(ii) above, each Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time during the continuance of an Event of Default execute and deliver to the Administrative Agent appropriate dividend payment orders and other instruments as the Administrative Agent may reasonably request.

         7. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Company and each Pledgor hereby irrevocably appoints the Administrative Agent the Company's and such Pledgor's attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority to act in the place and stead of the Company and such Pledgor and in the name of the Company and such Pledgor or otherwise, from time to time if an Event of Default has occurred and is continuing or to the extent contemplated by Section 8 hereof in the Administrative Agent's discretion to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, enforce Section 18, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or

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take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Assigned Agreements or this Agreement. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to exercise any right or duty as attorney-in-fact, and shall have no duties th jurisdictions of the Collateral by the Administrative Agent;

(v) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable an earnings statement assert against the Secured Parties with respect to the Company's or Pledgors's obligations under this Agreement any defense (legal or equitable), set-off, counterclaim, or claim which Pledgors may now or at any time hereafter have against the Secured Parties